SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934, as amended

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Registrant as specified in its Charter)

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid: Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[INSERT METROPOLITAN HEALTH LOGO]

250 Australian Avenue
Suite 400
West Palm Beach, Florida 33401

May 27, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Metropolitan Health Networks, Inc. that will be held at the Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida on Thursday, June 23rd, 2005, at 10:00 a.m. EST. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the 2005 Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the 2005 Annual Meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the 2005 Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Metropolitan.

Sincerely,

/s/ Michael M. Earley

Michael M. Earley
Chairman and Chief Executive Officer

- i -

METROPOLITAN HEALTH NETWORKS, INC.

250 Australian Avenue
Suite 400
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 23rd, 2005

To the Shareholders of Metropolitan Health Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the "2005 Annual Meeting") of Metropolitan Health Networks, Inc., a Florida corporation ("Metropolitan"), will be held on Thursday, June 23rd, 2005, at the Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida on Thursday, June 23rd, 2005, at 10:00 a.m. EST for the following purposes:

•	To elect six members to Metropolitan's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve of and ratify the selection of Kaufman, Rossin & Co., P.A. as Metropolitan's independent auditors for the fiscal year ending December 31, 2005;

•	To consider and vote upon a proposal to approve the adoption of Metropolitan’s Supplemental Stock Option Plan;

•	To consider and vote upon a proposal to approve the adoption of Metropolitan’s Omnibus Equity Compensation Plan; and

•	To transact such other business as may properly come before the 2005 Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Friday, May 6th, 2005 are entitled to vote at the 2005 Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

/s/ Roberto L. Palenzuela, Esq.
General Counsel and Secretary

West Palm Beach, Florida
May 27, 2005

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

- ii -

TABLE OF CONTENTS

PURPOSES OF THE MEETING	1

GENERAL INFORMATION ABOUT VOTING	2
Who can vote?	2
How do I vote by proxy?	2
When was this proxy statement sent to shareholders?	2
What if other matters come up at the 2005 Annual Meeting?	2
Can I change my vote after I return my proxy card?	2
Can I vote in person at the 2005 Annual Meeting rather than by completing the proxy card?	2
What do I do if my shares are held in "street name"?	2
How are votes counted?	2
Who pays for this proxy solicitation?	3

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS	3

SHAREHOLDER PROPOSALS	4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	6

ELECTION OF DIRECTORS	8

DIRECTORS	8
Board of Directors and Board Meetings	10
Compensation of Directors	10
Shareholder Communication Policy	10
Board Committees and Committee Meetings	11
Report of the Audit & Finance Committee(1) .	12
Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended	13
Certain Relationships and Related Party Transactions	13
Legal Proceedings	14

EXECUTIVE COMPENSATION	14
Options Granted in the Year Ended December 31, 2004 to Named Executive Officers	14
Aggregated Options Exercises in Fiscal 2004 and Fiscal Year Ending Option Values	15
Employment Agreements	15
Compensation Committee Interlocks and Insider Participation	17
Compensation Committee Report on Executive Compensation	17
Committee Report on Chairman and Chief Executive Officer Compensation	17

PERFORMANCE GRAPH	18

INDEPENDENT PUBLIC ACCOUNTANTS	20
Fees	20
Pre-Approval Policies and Procedures of the Audit & Finance Committee	20

APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS	21

APPROVAL OF THE ADOPTION OF METROPOLITAN’S SUPPLEMENTAL PLAN	22
Summary of the Supplemental Plan	22
Supplemental Plan Benefits Table	24
Other Considerations	25

APPROVAL OF THE ADOPTION OF METROPOLITAN’S OMNIBUS PLAN	26
Summary of the Omnibus Plan	26
Omnibus Plan Benefits Table	30
Other Considerations	30

OTHER MATTERS	31

ANNUAL REPORT TO SHAREHOLDERS	31

- iii -

2005 ANNUAL MEETING OF SHAREHOLDERS
OF
METROPOLITAN HEALTH NETWORKS, INC.

PROXY STATEMENT

THURSDAY, June 23rd, 2005, 10:00 a.m. EST,
Marriott Hotel
1001 Okeechobee Blvd.
West Palm Beach, Florida

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Metropolitan of proxies from the holders of Metropolitan's common stock (the "Common Stock"), for use at the 2005 Annual Meeting to be held at Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida on Thursday, June 23rd, 2005, at 10:00 a.m. EST, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 27th, 2005. Shareholders should review the information provided herein in conjunction with Metropolitan's 2004 Annual Report on Form 10-K, which accompanies this Proxy Statement. The complete mailing address, including zip code, of Metropolitan's principal executive offices is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401 and its telephone number is (561) 805-8500.

PURPOSES OF THE MEETING

At the 2005 Annual Meeting, Metropolitan's shareholders will consider and vote upon the following matters:

1. The election of six members to Metropolitan's Board of Directors to serve until the next Annual Meeting of Shareholders of Metropolitan or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Kaufman, Rossin & Co., P.A. as Metropolitan's independent auditors for the fiscal year ending December 31, 2005;

3. To consider and vote upon a proposal to approve the adoption of Metropolitan’s Supplemental Stock Option Plan (the “Supplemental Plan”);

4. To consider and vote upon a proposal to approve the adoption of Metropolitan’s Omnibus Equity Compensation Plan (the “Omnibus Plan”); and

5. Such other business as may properly come before the 2005 Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the six nominees for director named below; (2) FOR the approval of and ratification of Kaufman, Rossin & Co., P.A. as Metropolitan’s independent auditors for the fiscal year ending December 31, 2005; (3) FOR the approval of the adoption of Metropolitan’s Supplemental Plan; and (4) FOR the approval Company’s Omnibus Plan.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the 2005 Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the 2005 Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock if Metropolitan’s records show that you owned the shares on Friday, May 6th, 2005. A total of 48,796,728 shares of Common Stock can vote at the 2005 Annual Meeting. You are entitled to one vote for each share of Common Stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2005 Annual Meeting. Sign and date the proxy card and mail it back to Metropolitan in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as such shareholder instructs. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the six director nominees and in favor of all of the other proposals to be considered at the 2005 Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on May 27, 2005 to Metropolitan’s shareholders of record as of May 6th, 2005, the record date for voting at the 2005 Annual Meeting.

What if other matters come up at the 2005 Annual Meeting?

The matters described in this proxy statement are the only matters Metropolitan knows will be voted on at the 2005 Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by giving Metropolitan’s secretary a written notice revoking your proxy card or by signing, dating, and returning to Metropolitan a new proxy card. Metropolitan will honor the proxy card with the latest date.

Can I vote in person at the 2005 Annual Meeting rather than by completing the proxy card?

Although Metropolitan encourages you to complete and return the proxy card to ensure that your vote is counted, you can attend the 2005 Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

Metropolitan will hold the 2005 Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether Metropolitan has a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a broker or other nominee, and you do not instruct the nominee in a timely fashion how to vote your shares (so-called "Broker Nonvotes"), the broker or nominee may be able to vote your shares as the broker sees fit depending upon whether the proposal is a routine or non-routine proposal. For example, Broker Nonvotes will be counted as present to determine if a quorum exists at the 2005 Annual Meeting but will not be counted as present and entitled to vote on Proposal Nos. 3 or 4 as such are deemed “non-routine” by the American Stock Exchange (“AMEX”) Company Guide.

Who pays for this proxy solicitation?

Metropolitan does. In addition to sending you these materials, Metropolitan may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. Metropolitan will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on Friday, May 6th, 2005 as the record date (the "Record Date") for determining shareholders of Metropolitan entitled to notice of and to vote at the 2005 Annual Meeting. As of the Record Date, there were 48,796,728 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the 2005 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the 2005 Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

Metropolitan's Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2005 Annual Meeting is necessary to constitute a quorum.

Pursuant to the Florida Business Corporation Act (the “Act”), the six persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the 2005 Annual Meeting will be elected as directors (Proposal No. 1). Pursuant to Metropolitan’s Bylaws and the Act, the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the 2005 Annual Meeting is required to approve the ratification of auditors (Proposal No. 2), the approval of the adoption of the Supplemental Plan (Proposal No. 3); and the approval of the adoption of the Omnibus Plan (Proposal No. 4).

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast "for" or "against" the election of any director (Proposal No. 1). However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the ratification of auditors (Proposal No. 2), the approval of the adoption of the Supplemental Plan (Proposal No. 3); and the approval of the adoption of the Omnibus Plan (Proposal No .4) .

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the 2005 Annual Meeting, a majority of the shares so represented may adjourn the 2005 Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the 2005 Annual Meeting before an adjournment is taken. Prior to the 2005 Annual Meeting, Metropolitan will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the 2005 Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the 2005 Annual Meeting will be available at Metropolitan's offices, 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401, for a period of ten (10) days prior to the 2005 Annual Meeting and at the 2005 Annual Meeting itself, for examination by any shareholder.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in the Proxy Statement for the annual meeting of shareholders to be held in the year 2006 must be received at the principal executive offices of Metropolitan not fewer than 90 days nor more than 120 days prior to June 23, 2006 i.e., between February 23rd and March 23rd 2006. This includes shareholder nominations of director candidates. If the date of the 2006 annual meeting has been changed by more than 30 days before or more than 70 days after June 23rd, 2006, shareholder proposals must be delivered to Metropolitan not earlier than the close of business on the 120th day prior to the 2006 annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Metropolitan. In the event that the annual meeting of shareholders in 2006 is delayed by more than 30 days, Metropolitan will announce the new deadline for shareholder director proposals in a Current Report on Form 8-K. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of Shareholders in 2006 may also refer to Securities Exchange Commission (“SEC”) Rule 14a-8 which further describes the procedures for doing so.

Separately and in addition to the timing requirements discussed above, Metropolitan’s Bylaws require that a shareholder seeking to nominate a candidate for election to the Board of Directors include the following information in such shareholder’s notice to Metropolitan:

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name and age of the nominee and, if applicable, all positions and offices held by such person in Metropolitan including the dates and terms of service;

•	a description of any family relationship between the nominee and any director or executive officer of Metropolitan;

•	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

•	a description of any relationship between any employer of the nominee during the past five years and Metropolitan;

•	a list of all directorships held by the nominee;

•
a description of any legal proceedings involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

As to any other business that the shareholder proposes to bring before the meeting:

•
a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of Metropolitan, the language of the proposed amendment),

•	the reasons for conducting such business at the meeting and

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other proposal is made:

•	the name and address of such shareholder, as they appear on Metropolitan's books, and of such beneficial owner,

•	the class and number of shares of capital stock of Metropolitan which are owned beneficially and of record by such shareholder and such beneficial owner,

•	a representation that the shareholder is a holder of record of stock of Metropolitan entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination, and

•
a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Metropolitan's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary of Metropolitan, whose address is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Any shareholder desiring a copy of Metropolitan’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of Metropolitan’s Bylaws is filed as an exhibit to Metropolitan’s Current Report on Form 8-K filed on September 30, 2004, and is available at the SEC Internet website at www.sec.gov

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Metropolitan's Common Stock beneficially owned as of the Record Date (i) by each person who is known by Metropolitan to beneficially own more than 5% of Metropolitan's Common Stock; (ii) by each of Metropolitan's directors and Metropolitan’s Chief Executive Officer and the other three most highly compensated individuals serving as executive officers at the end of the 2004 fiscal year (collectively, the “Named Executive Officers”); and (iii) by the Named Executive Officers and directors as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class %
Martin W. Harrison, M.D. (1)	5,112,169	10.18
Karl M. Sachs (2)	876,975	1.75
Debra A. Finnel (3)	832,459	1.66
David S. Gartner (4)	289,276	0.58
Michael M. Earley (5)	338,233	0.67
Roberto L. Palenzuela (6)	57,420	0.11
Eric Haskell (7)	40,333	0.08
Barry T. Zeman (8)	45,064	0.09
Norman Pessin (9)	2,596,655	5.17
Fundamental Management Corporation (10)	2,530,000	5.04
Directors and Executive Officers as a Group (8 persons)	7,591,929	15.56

(1)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (1) 4,102,169 shares owned directly by Dr. Harrison, (2) 900,000 shares owned by H30, Inc., a corporation for which Dr. Harrison serves as a Director, (3) 40,000 shares issuable upon exercise of options at a price of $0.91, expiring between November 2005 and November 2006, and (4) 70,000 shares issuable upon exercise of options at a price of $0.70, expiring December 2008. Does not include 25,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(2)
3675 Coral Way, Miami, Florida 33145. Includes 876,975 shares owned directly by Karl M. Sachs. Does not include 25,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(3)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (1) 32,459 shares owned directly by Debra A. Finnel, (2) 150,000 shares issuable upon the exercise of options at $0.50 per share, expiring between October 2005 and October 2007, (3) 300,000 shares issuable upon the exercise of options at a price of $1.00, expiring between 1/1/07 and 1/1/09, and (4) 350,000 shares issuable upon the exercise of options at a price of $0.35, expiring in September 2008. Does not include 800,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(4)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (1) 109,276 shares owned directly by David S. Gartner and (2) 180,000 shares issuable upon the exercise of options at a price of $0.35, expiring in September 2008. Does not include 150,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(5)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (1) 39,899 shares owned directly by Michael M. Earley, (2) 40,000 shares issuable upon the exercise of options at a price of $0.30 per share, expiring between June 2005 and June 2006, (3) 25,000 shares issuable upon the exercise of options at a price of $2.00 per share, expiring in September 2005 and (4) 233,334 shares issuable upon the exercise of options at a price of $0.35 per share, expiring between December 2008 and December 2009. Does not include 116,666 shares issuable upon the exercise of options at a price of $0.35 per share or 400,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(6)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (1) 7,420 shares held by Roberto L. Palenzuela and (2) 50,000 shares issuable upon the exercise of options at a price of $0.67, expiring March 2010. Excludes 100,000 shares issuable upon the exercise of options at a price of $0.67 and 100,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(7)
518 Candace Lane, Villanova, PA. 19085. Includes 40,333 shares owned directly by Eric Haskell. Does not include 25,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(8)
26 Beaver Street, New York City, New York 10004. Includes 30,250 shares owned directly by Barry Zeman, 5,614 owned by his spouse and 9,200 held in his IRA. Does not include 25,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(9)
605 Third Avenue, 14th floor, New York, NY, 10158. Includes (1) 50,000 shares owned by Norman H. Pessin, (2) 699,883 shares owned by Sandra F. Pessin and (3) 1,846,772 owned f/b/o Norman H. Pessin SEP IRA.

(10)	8567 Coral Way, #138, Miami, FL 33155. Includes (1) 930,000 shares owned by Active Investors II, Ltd. and (2) 1,600,000 shares owned by Active Investors III, Ltd.

ELECTION OF DIRECTORS

(Proposal No. 1)

Metropolitan’s Board of Directors currently consists of six members. Six directors are to be elected at the 2005 Annual Meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Florida law and Metropolitan’s Articles of Incorporation, the six persons receiving the highest number of votes cast in his or her favor in person or by proxy at the 2005 Annual Meeting will be elected as directors of Metropolitan. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the six director nominees listed below has been approved by the Governance and Nominating Committee of the Board of Directors.

DIRECTORS

Our directors as of the date of this Proxy Statement are as follows:

Name	Age	Position
Michael M. Earley	49	Chairman of the Board of Directors and Chief Executive Officer
Debra A. Finnel	43	President, Chief Operating Officer and Director
Karl M. Sachs, CPA	69	Director
Martin W. Harrison, M.D.	52	Director
Eric Haskell, CPA	58	Director
Barry T. Zeman	59	Director

There are no family relationships among Metropolitan’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of Metropolitan or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

The Board of Directors has affirmatively determined that Karl M. Sachs, Martin W. Harrison, Eric Haskell and Barry T. Zeman meet the definition of "independent director" under Section 121A of the AMEX Company Guide.

MICHAEL M. EARLEY, Chairman and Chief Executive Officer has been employed by Metropolitan since March 10, 2003 and previously served as a director of Metropolitan from June 2000 to December 2002. Mr. Earley became Chairman of the Board of Directors in September 2004. Mr. Earley has been an advisor to public and privately owned companies, acting in a variety of management roles since 1997. From 1986 to 1997, he served in a number of senior management roles, including CEO and CFO of Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. He was Chief Executive Office of Triton Group Management, a corporate consulting firm, from 1997 through December 1999. He was Chief Executive Officer of Collins Associates, an institutional money management firm, from January 2000 through December 2002. Mr. Earley was a self-employed corporate consultant from January 2002 through February 2003. Since August 2002, Mr. Earley has been serving as a director and member of the audit committee of MPower Communications, a publicly traded telecommunications company. Mr. Earley received his undergraduate degrees in Accounting and Business Administration from the University of San Diego. From 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney.

DEBRA A. FINNEL, President and Chief Operating Officer, has been employed by Metropolitan since January 1999 and has served on the Board of Directors of Metropolitan since 2002. She has twenty years of healthcare experience in the South Florida market, specializing in managed care and risk contracting, including five years as Regional Director with FamilyCare, Inc., the largest affiliate of International Medical Centers, Inc., Florida’s first Medicare+Choice HMO. Prior to joining Metropolitan, Ms. Finnel was President and Chief Operating Officer of Advanced HealthCare Consultants, Inc., which managed and owned physician practices in multiple states and provided turnaround consulting to managed care providers, MSOs, Independent Physician Associations and hospitals. She also has extensive experience in provider contracting, claims administration and customer service. Ms. Finnel has had an affiliated provider relationship with Humana Medical Plans since their inception in the Florida market in 1986 and has developed strong relationships with many senior healthcare executives throughout Florida, as well as state and federal government.

MARTIN W. HARRISON, M.D. has served as a Director of Metropolitan since June 1999 and currently serves as a member of Metropolitan’s Compensation, Audit & Finance and Governance & Nominating Committees. From 2000 to March 2003, Mr. Harrison also served as an advisor to the Board of Directors of Metropolitan. Mr. Harrison is a self-employed medical doctor and has practiced medicine in South Florida, specializing in preventive and occupational medicine. Dr. Harrison completed his undergraduate training at the University of Illinois and obtained his postgraduate and residency training as well as his Masters in Public Health from Johns Hopkins University. Dr. Harrison is currently the owner of H30, Inc. a privately held biomedical product development company.

KARL M. SACHS, CPA rejoined the Board of Directors in September 2002 after previously serving as a Director of Metropolitan from March 1999 to December 2001. He currently serves on Metropolitan’s Compensation, Audit & Finance and Governance & Nominating Committees. He is a founding partner of the Miami-based public accounting firm of Sachs & Foccaraci, P.A. A certified public accountant for more than thirty years, Mr. Sachs is a member of the American Institute of Certified Public Accountants, Personal Financial Planning and Tax Sections; Florida Institute of Certified Public Accountants; and the National Association of Certified Valuation Analysts. The firm of Sachs & Focaracci, P.A. serves the financial and tax needs of its diverse clients in addition to providing litigation support services. Mr. Sachs is a qualified litigation expert for the U.S. Federal District Court, U.S. District Court, U.S. Bankruptcy Court and Circuit Courts of Dade and Broward Counties and has previously served as an auditor for the Internal Revenue Service. He is a graduate of the University of Miami where he received his Bachelors Degree in Business Administration in 1957.

ERIC HASKELL, CPA joined the Board of Directors of Metropolitan in August 2004. Mr. Haskell is a retired certified public accountant with over 30 years of experience in senior financial positions at several public and private companies and has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations. From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation with annual revenues of approximately $270 million. He currently serves on the Board of Directors and the Audit and Nominating Committees of Triton PCS Holdings, Inc., a publicly traded company and wireless communication services provider, and on the Board of Directors, Audit and Compensation Committees of Indus International Inc., a publicly traded company that develops, markets and implements software and service solutions for capital intensive industries worldwide. He also serves on the Board of Directors and Audit and Compensation Committees of eMoney Advisor, Inc., a provider of web-enabled comprehensive wealth planning solutions. Mr. Haskell has served on the Board of the Philadelphia Ronald McDonald House since 1996 and currently serves as Chairman of its Finance Committee. Mr. Haskell received his Bachelors Degree in Business Administration from Adelphi University in 1969.

BARRY T. ZEMAN joined the Board of Directors in August 2004. Mr. Zeman has 34 years of health care industry and hospital management experience. Mr. Zeman has operated in the capacity of President and/or Chief Executive Officer of several hospital organizations throughout the State of New York. He served as Associate Director of the Long Island Jewish Medical Center from 1971 through 1976. He served as Associate Director of Staten Island University Hospital from 1976 to 1979 and as President and Chief Executive Officer from 1979 to 1989. He was President and Chief Executive Officer of St. Charles Hospital and Rehabilitation Center from 1991 through 2000. From 2000 through February 2003, Mr. Zeman served as President of the Parker Jewish Institute, a private not-for-profit rehabilitative, sub-acute and long-term care institution. In 1989, Mr. Zeman founded U.S. Business Development Corp., a private consulting firm offering comprehensive and consultative solutions to professionals in the areas of health care finance, construction, physician group practices, hospital association activities and health care law. He has served as President of U.S. Business Development Corp. since its inception. In May 2004, Mr. Zeman became Regional Business Development Manager for Wells Fargo Home Mortgage. He currently serves as the Chair of the Building & Grounds Committee and Secretary of the Board of Directors of Adelphi University and has served on the Board of Directors of Adelphi University since 1997. Mr. Zeman received his Bachelors Degree in Business Administration from the University of Cincinnati in 1969 and his Masters Degree in Public Health from the University of Pittsburgh in 1971.

Board of Directors and Board Meetings

Each director is elected at Metropolitan’s annual meeting of shareholders and holds office until the next annual meeting of stockholders, or until successors are elected and qualified. At present, Metropolitan’s Bylaws provide for no less than one director and no greater than 11 directors. Currently, the Board of Directors of Metropolitan consists of six directors. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. In 2004, the Board of Directors held 14 regular meetings and one special meeting. There were two votes by Unanimous Written Consent. All directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board of Directors held during the period that such person served on such committee.

Five members of the Board of Directors were able to attend Metropolitan’s last annual meeting. Metropolitan has adopted a formal written policy regarding attendance by members of the Board of Directors at annual meetings of shareholders. While members of Metropolitan’s Board of Directors are not required to be present at Metropolitan’s annual meetings, all members of Metropolitan’s Board of Directors are welcome and encouraged to attend.

Compensation of Directors

In exchange for Board service for a full year in 2004, Metropolitan’s non-employee Directors received cash compensation in the amount of $36,000, and 25,000 options to acquire Metropolitan’s Common Stock at the market price on the date of grant with a one-year vesting period. Additionally, each non-employee Director was paid $6,000 for the year in Metropolitan’s Common Stock for each committee membership and committee chairmanship. Non-employee directors who joined the Board in 2004 received 30,000 shares of Metropolitan’s Common Stock upon joining the Board of Directors. Currently, two of the six Directors of Metropolitan are also employees of Metropolitan and do not receive additional compensation for their services as Directors. Metropolitan is a party to employment agreements with each of Michael M. Earley and Debra A. Finnel as further described in the section of this Proxy Statement entitled "Employment Agreements." Metropolitan reimburses all Directors for their expenses in connection with their activities as Directors of Metropolitan.

For fiscal year 2005, the Board of Directors retained the services of an independent consulting firm to review Metropolitan’s compensation package for its non-employee Directors. After reviewing the recommendations of the consulting firm, effective January 1, 2005, the Board’s compensation arrangement was amended to provide that Metropolitan’s non-employee Directors will receive a retainer of $20,000 for the full year of Board service in 2005. Additionally, the non-employee Directors will receive additional amounts ranging from $500 to $1,500 for attendance at Board and committee meetings. The Chairpersons of the Governance & Nominating Committee, Compensation Committee and Audit & Finance Committee will also receive an additional retainer of $2,000, $4,000 and $6,000, respectively, per year for service in 2005. In addition, each non-employee Director will receive an annual grant of 25,000 options of Metropolitan’s Common Stock, issuable at the market price at the date of grant with a one-year vesting period.

Shareholder Communication Policy

In September 2004, the Board of Directors adopted a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board of Directors. Shareholders wishing to communicate with the Board of Directors, Metropolitan’s Governance & Nominating Committee, and specified individual members of the Board of Directors can send communications to the Board of Directors and, if applicable, to the Governance and Nominating Committee or to specified individual directors in writing c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Metropolitan does not screen such mail and all such letters will be forwarded to the intended recipient.

Board Committees and Committee Meetings

Metropolitan had three active committees in 2004, the Compensation Committee, the Governance & Nominating Committee and the Audit & Finance Committee.

The Compensation Committee’s primary objectives include making recommendations to the Board of Directors regarding the compensation for our directors, executive officers, non-officer employees and consultants and administering Metropolitan’s employee stock option plans. It is currently composed of Mr. Haskell, Mr. Sachs and Dr. Harrison. The Compensation Committee met 4 times in 2004. The Compensation Committee’s report on Executive Officer and Chairman and Chief Executive Officer Compensation is included in this Proxy Statement on pages 17 - 18.

The primary objectives of Metropolitan’s Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines for Metropolitan; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee. It is currently composed of Mr. Zeman, Mr. Haskell, Mr. Sachs and Dr. Harrison. The Board of Directors has determined that Mr. Zeman, Mr. Haskell, Mr. Sachs and Dr. Harrison are “independent” as such term is defined by Rule 121A of the AMEX Company Guide. The Governance & Nominating Committee met 2 times in 2004.

The Board has adopted a charter for the Governance &Nominating Committee. The Governance & Nominating Committee Charter is posted on Metropolitan’s website. The Internet address for Metropolitan’s website is http://www.metcare.com.

The Governance & Nominating Committee Charter provides that shareholder nominees to the Board of Directors will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons.

In evaluating director nominees, the Governance & Nominating Committee considers the following factors:

•	the appropriate size and the diversity of the Corporation's Board;

•	the needs of the Corporation with respect to the particular talents and experience of its directors;

•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;

•	appreciation of the relationship of the Corporation's business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Metropolitan's business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to Metropolitan a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance & Nominating Committee also considers candidates with appropriate non-business backgrounds. If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in the best interests of Metropolitan and its shareholders.

In its deliberations, the Governance & Nominating Committee is aware that Metropolitan’s Board must be comprised of a majority of “independent” directors, as such term is defined by the AMEX Company Guide, and at least one director who qualifies as an "audit committee financial expert" as defined by SEC rules. The Governance & Nominating Committee also believes it appropriate for certain key members of Metropolitan’s management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee. Research may also be performed to identify qualified individuals. To date, Metropolitan has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although Metropolitan reserves the right in the future to retain a third party search firm, if necessary. With respect to the nominees proposed for election at the 2005 Annual Meeting, all nominees have been recommended for re-election by the Governance & Nominating Committee.

The Audit & Finance Committee currently consists of Mr. Sachs, Mr. Haskell, Mr. Zeman and Dr. Harrison. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial statements and corporate accounting practices, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Corporation’s internal audit function and independent auditors. The Board of Directors has determined that Mr. Sachs and Mr. Haskell are “financial experts”, as such term is defined under federal securities law, and are “independent”, as such term is defined by Rule 121A of the AMEX Company Guide. The Audit & Finance Committee met 7 times in 2004.

The Board has adopted a charter for the Audit & Finance Committee. The Audit & Finance Committee Charter is posted on Metropolitan’s website. The Internet address for Metropolitan’s website is http://www.metcare.com.

Report of the Audit & Finance Committee(1) .

The Audit & Finance Committee is responsible for assisting the Board of Directors of Metropolitan in fulfilling its oversight responsibilities relating to (i) the quality and integrity of Metropolitan’s financial statements and corporate accounting practices, (ii) Metropolitan’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of Metropolitan’s internal audit function and independent auditors. The Audit & Finance Committee is also directly responsible for the nomination of the independent auditor to be proposed for shareholder approval in any proxy statement. In connection with its oversight role, the Audit & Finance Committee relies on the work and assurances of Metropolitan’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent auditors, who, in their report, express an opinion on the conformity of Metropolitan’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit & Finance Committee reviewed and discussed Metropolitan's audited financial statements contained in Metropolitan's Annual Report on Form 10-K for the year ended December 31, 2004 with management and Metropolitan’s independent auditors including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit & Finance Committee met with Metropolitan's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Metropolitan's internal controls, and the overall quality of Metropolitan's financial reporting. The Audit & Finance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent auditors the auditors' independence from Metropolitan and its management and has also considered the compatibilities of non-audit services performed by the independent auditors on behalf of Metropolitan with the auditors' independence.

Based upon the foregoing review and discussions, the Audit & Finance Committee recommended to the Board of Directors that the audited financial statements be included in Metropolitan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 22, 2005. The Audit & Finance Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Kaufman, Rossin & Co., P.A. as Metropolitan's independent auditors for the year ending December 31, 2005.

The Audit & Finance Committee

Karl M. Sachs, CPA
Eric Haskell
Barry T. Zeman

(1) The material in this Report of the Audit Committee shall not be deemed to be "soliciting material," or to be “filed” with the SEC or subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of Metropolitan under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Metropolitan’s directors and executive officers, and persons who own more than ten percent (10%) of the outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish Metropolitan with copies of all such reports they file.

Based solely on its review of the copies of such reports furnished to Metropolitan or written representations that no other reports were required, Metropolitan believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten (10%) percent beneficial owners have been complied during the year ended December 31, 2004 and through the date hereof except for the following: Barry T. Zeman failed to file on a timely basis one report on Form 3 and two reports on Form 4 with respect to seven transactions; Martin W. Harrison, M.D. failed to file on a timely basis four reports on Form 4 with respect to five transactions; Karl M. Sachs failed to file on a timely basis five reports on Form 4 with respect to eleven transactions; Roberto L. Palenzuela failed to file on a timely basis one report on Form 3 with respect to three transactions and one report on Form 4 with respect to one transaction; Eric Haskell failed to file on a timely basis one report on Form 3 and one report on Form 4 with respect to three transactions; David S. Gartner failed to file on a timely basis one report on Form 4 with respect to one transaction; Debra A. Finnel failed to file on a timely basis one report on Form 4 with respect to one transaction; and Michael M. Earley failed to file on a timely basis one report on Form 4 with respect to one transaction.

Certain Relationships and Related Party Transactions

During the fiscal year ending December 31, 2004, Metropolitan paid Vitreo Retinal Consultants, a company owned by Dr. Salomon Melgen, $295,000 for services rendered as a provider in Metropolitan’s Provider Services Network. The fees paid were usual and customary for the services provided. Dr. Melgen resigned as a director of Metropolitan effective January 13, 2005.

Legal Proceedings

There are no pending, material legal proceedings to which any director, officer or affiliate of Metropolitan, any owner of record or beneficially of more than five percent of any class of voting securities of Metropolitan, or any associate of any such director, officer, affiliate of Metropolitan, or security holder is a party adverse to Metropolitan or any of its subsidiaries or has a material interest adverse to Metropolitan.

EXECUTIVE COMPENSATION

The following table presents information concerning the compensation awarded to, earned by or paid to the Named Executive Officers during Metropolitan’s last three (3) completed fiscal years. No executive officer of Metropolitan or its subsidiaries, other than the Named Executive Officers, earned compensation in excess of $100,000 during the fiscal year ended December 31, 2004.

				Securities	All
	Fiscal			Underlying	Other
Name and Principal Position	Year	Salary	Bonus (3)	Options	Compensation(4)

Michael M. Earley (1)	2004	$250,000	$125,000	400,000	$2,084
Chairman & CEO	2003	$118,000	$60,000	350,000	-

Debra A. Finnel	2004	$250,000	$125,000	800,000	$4,333
President & COO	2003	$250,000	$160,000	350,000	-
	2002	$250,000	-	-	-

David S. Gartner	2004	$160,000	$75,000	150,000	$4,333
Chief Financial Officer	2003	$144,000	$60,000	180,000	-
	2002	$120,000	-	-	-

Roberto L. Palenzuela (2)	2004	$129,000	$60,000	250,000	$1,867
Secretary & General Counsel

(1)	Mr. Earley became Metropolitan’s President and Chief Executive Officer effective March 10, 2003. The 2003 salary figure above is based on an annualized salary of $130,000.
(2)	Mr. Palenzuela became Metropolitan’s Secretary and General Counsel effective March 8, 2004. The 2004 salary figure above is based on an annualized salary of $160,000.
(3)	Each of Mr. Earley, Ms. Finnel and Mr. Gartner were awarded a bonus in the amount of $60,000 on March 19, 2004 for services provided during the 2003 fiscal year. Ms. Finnel received an additional bonus in 2003 in the amount of $100,000. The board has approved bonuses of $125,000 each for Mr. Earley and Ms. Finnel, $75,000 for Mr. Gartner and $60,000 for Mr. Palenzuela for services rendered in 2004. The bonuses were paid by Metropolitan on April 1, 2005 65% in cash and 35% in Metropolitan Common Stock, based on the per share closing price of the Common Stock on December 31, 2004.
(4)	Metropolitan’s 401(k) Plan was adopted in 2004. The amounts disclosed in this column represent Metropolitan’s annual contribution for the fiscal year 2004 to each Named Executive Officer’s plan. Metropolitan matched each Named Executive Officer’s contribution by 33.3%.

Options Granted in the Year Ended December 31, 2004 to Named Executive Officers

The following table provides information concerning individual grants of stock options granted to the Named Executive Officers during fiscal year 2004. No stock appreciation rights were granted to any executive officer during the fiscal year 2004.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term
					5%	10%
Michael M. Earley	400,000	17.39%	$1.83	11/5/14	$460,351	$1,166,619

Debra A. Finnel	800,000	34.79%	$1.83	11/5/14	$920,702	$2,333,239

David S. Gartner	150,000	6.52%	$1.83	11/5/14	$172,632	$437,482

Roberto L. Palenzuela	50,000	2.17%	$0.67	3/8/10	$11,393	$25,847
	50,000	2.17%	$0.67	3/8/11	$13,638	$31,782
	50,000	2.17%	$0.67	3/8/12	$15,995	$38,310
	100,000	4.35%	$1.83	11/5/14	$115,088	$291,655

(1)
A total of 2,299,800 options were granted to employees of Metropolitan in the fiscal year ended December 31, 2004. Included in this number are 1,200,000 options that were granted to two directors who are also employees of Metropolitan.

Aggregated Options Exercises in Fiscal 2004 and Fiscal Year Ending Option Values

The following table sets forth certain information as to the exercise of stock options during fiscal year 2004 by each of the Named Executive Officers and the value of unexercised stock options held by each of the Named Executive Officers at the end of fiscal year 2004. No Named Executive Officer held outstanding stock appreciation rights during or at the end of fiscal year 2004 ..

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year-End ($) Exercisable/ Unexercisable(1)
Michael M. Earley	0	$0	298,334/516,666	$700,618/$689,332
Debra A. Finnel	0	$0	800,000/800,000	$1,766,500/$800,000
David S. Gartner	0	$0	180,000/150,000	$446,400/$150,000
Roberto L. Palenzuela	0	$0	0/250,000	$0/$424,000

(1)
The closing sale price of the Common Stock on December 31, 2004 as reported by the AMEX was $2.83 per share. Value is calculated by multiplying (a) the difference between $2.83 and the option exercisable price by (b) the number of shares of Common Stock underlying.

Employment Agreements

Metropolitan is a party to employment agreements with four of its executive officers, its Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, and General Counsel.

In 2004, Metropolitan was a party to an employment agreement with Michael M. Earley, Chairman and Executive Officer, which was amended and restated effective January 3, 2005. The initial term of Mr. Earley’s current employment agreement is for one year and is automatically renewable for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $300,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Mr. Earley’s salary and award bonuses and options to Mr. Earley at any time. The agreement also provides for an automobile allowance in the amount of $800 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable business expenses The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the contract at any time.

From 2001 through the end of 2004, Metropolitan was a party to an employment agreement with Debra A. Finnel, President and Chief Operating Officer, which was amended and restated effective January 3, 2005. The initial term of Ms. Finnel’s current employment agreement is for one year and is automatically renewable for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $300,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Ms. Finnel’s salary and award bonuses and options to Ms. Finnel at any time. The agreement also provides for an automobile allowance in the amount of $1,500 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable expenses incurred in the course of the business of Metropolitan. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions continue for a period of one year following the date of termination. Either party may terminate the agreement at any time.

In 2004, Metropolitan was a party to an employment agreement with David S. Gartner, Chief Financial Officer, which was amended and restated effective January 3, 2005. The initial term of Mr. Gartner’s current employment agreement is for one year and is automatically renewable for successive one year terms, unless terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $190,000 to be reviewed annually. Metropolitan’s Board of Directors may in its sole discretion increase Mr. Gartner’s salary and award bonuses and options to Mr. Gartner at any time. The agreement also provides for an automobile allowance in the amount of $500 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the agreement at any time.

In 2004, Metropolitan was a party to an employment agreement with Roberto L. Palenzuela, General Counsel and Secretary, which was amended and restated effective January 3, 2005. The initial term of Mr. Palenzuela’s current employment agreement is for one year and is automatically renewable for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $190,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Mr. Palenzuela’s salary and award bonuses and options to Mr. Palenzuela at any time. The agreement also provides for an automobile allowance in the amount of $500 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable expenses incurred in the course of the business of Metropolitan. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the agreement at any time.

In the event that any one of Mr. Earley, Ms. Finnel, Mr. Gartner or Mr. Palenzuela (i) is terminated by Metropolitan without cause, (ii) dies or becomes disabled, (iii) terminates his/her employment because he/she has been assigned duties inconsistent with his/her position or because his/her duties and responsibilities have been diminished or because of a breach of the agreement by Metropolitan or because he/she has been reassigned to a location outside of the area for which he/she was hired, he/she will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his/her then annual base salary and benefits for a period of one year following the termination; provided, however, that if Ms. Finnel’s employment is terminated because of her death or disability, she will be entitled to payment of her then annual base salary and benefits for an additional one year period for a total of two years after the date of her termination. If there is a change of control of Metropolitan (as such term is defined in the agreements), each of Mr. Earley, Ms. Finnel, Mr. Gartner and Mr. Palenzuela will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days, a single lump sum payment of an amount equal to his/her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him/her in the year preceding the year of termination, and the value of the portion of his/her benefits under any deferred compensation plan which are forfeited for reason of the termination.

Compensation Committee Interlocks and Insider Participation

From January 1, 2004 until September 23, 2004 the following individuals served as members of Metropolitan’s Compensation Committee: Dr. Martin W. Harrison, Dr. Salomon Melgen and Karl M. Sachs. Effective September 24, 2004 through December 31, 2004, the Compensation Committee consisted of Eric Haskell, Karl Sachs and Dr. Martin W. Harrison.

Dr. Harrison served as an advisor to the Board of Directors of Metropolitan from 2000 through March of 2003. A company owned by Dr. Melgen, Vitreo Consultants, Inc., served as a provider in Metropolitan’s Provider Services Network. During fiscal year 2004, Metropolitan paid to Vitreo Consultants $295,000 for services rendered as a provider in its PSN. Other than these relationships, no members of the Compensation Committee are or have served as a consultant to or been employed by Metropolitan.

No executive officer of Metropolitan served as a director or on the compensation committee of any entity of which any member of the Board of Directors or Compensation Committee of Metropolitan is an executive officer during the fiscal year 2004.

Compensation Committee Report on Executive Compensation

Metropolitan’s compensation policy with respect to executive officers is to offer a compensation package which includes a competitive salary, competitive benefits, a supportive workplace environment and bonus and stock options awards based upon the achievement of individual and company performance goals established by the Board of Directors annually as an incentive for superior corporate performance. Executive officer salaries are reviewed annually by the Compensation Committee which makes recommendations to the Board of Directors for its approval of the salaries, bonuses, and stock option grants to be awarded to Metropolitan’s executive officers.

During the fiscal year 2004, the Compensation Committee engaged an independent firm, Watson Wyatt & Company, to provide consulting services to the Compensation Committee regarding its executive officer compensation policies. The objectives of the study with respect to executive compensation were as follows: assess the competitiveness of pay for executive management team; identify any gaps that may exist; and make recommendations to address gaps that may exist, including designing a more clearly defined bonus plan with measurable payouts.

After reviewing the recommendations of Watson Wyatt & Company, the Board of Directors approved final salaries for fiscal year 2005 and bonuses for fiscal year 2004 payable to Metropolitan’s executive officers. Additionally, for fiscal year 2005, the Board of Directors is presently reviewing a Cash Bonus Plan for executive officers, which will clearly define both individual-specific and company-specific performance goals will and award bonuses as a percentage of base salary upon the achievement of the various performance goals throughout the year. Individual-specific performance goals are determined annually by the Board of Directors for the Chief Executive Officer and by the Chief Executive Officer for all other executive officers. For 2005, company-specific performance goals under the proposed Cash Bonus Plan relate to Metropolitan’s attainment of a specified level of operating income and the status of its developing HMO business segment.

Committee Report on Chairman and Chief Executive Officer Compensation

The Compensation Committee has previously established that the corporate goals and objectives relevant to Michael M. Earley’s, Chairman and Chief Executive Officer, compensation include, among other things, (i) diversification, expansion, and broadening of Metropolitan’s core business and new service offerings; (ii) an increase in shareholder value, (iii) fulfillment of customer expectations, (iv) out-performance of the competition, (v) development of an employee-valued culture, and (vi) enhancement of social responsibility.

In reviewing Mr. Earley’s proposed compensation package for fiscal year 2004, the independent firm engaged by Metropolitan, Watson & Wyatt Company, reported that the base salary paid by Metropolitan to Mr. Earley was significantly below market and that the short-term and long-term incentives paid to Mr. Earley were below market. Watson & Wyatt Company’s report, which included a peer review of 13 companies, recommended that Metropolitan allocate Mr. Earley’s bonus in terms of a percent of his base salary based on performance of Metropolitan from both a numbers and objectives standpoint and further recommended that the bonus be paid in a combination of cash, stock and options. The award of stock and options would serve to enhance Mr. Earley’s stock ownership and incentivize Mr. Earley with respect to future growth of Metropolitan. In determining Mr. Earley’s overall annual compensation for fiscal year 2004, the Compensation Committee considered Mr. Earley’s performance as the Chief Executive Officer in 2004, in light of the goals described in the paragraph above, Metropolitan’s performance for the fiscal year 2004, and the findings of Watson Wyatt & Company. The Compensation Committee recommended to the Board a 20% increase in Mr. Earley’s salary from $250,000 to $300,000 for fiscal year 2005, a bonus in the amount of $125,000 to be paid part in cash and Common Stock (to be valued at the closing price of the Common Stock on December 31, 2004), and 400,000 stock options (the exercise price of which is equal to the closing price of the Common Stock on November 12, 2004). The Compensation Committee believes that, in light of Mr. Earley’s satisfaction of certain individual goals and Metropolitan’s achievement of performance goals for the fiscal year 2004, the compensation paid to Mr. Earley as Chief Executive Officer for fiscal year 2004, including his base salary, bonus and stock options, is reasonable when compared to the compensation paid to other chief executive officers of public companies competing in the same market as Metropolitan.

COMPENSATION COMMITTEE
Eric Haskell Martin W. Harrison, M.D. Karl M. Sachs

PERFORMANCE GRAPH

The following graph depicts Metropolitan's cumulative total return for the last five fiscal years relative to the cumulative total returns of the NASDAQ Stock Market Index and a group of peer companies (the “Peer Group”). All indices shown in the graph have been reset to a base of $100 as of December 31, 1999 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

Comparison of Five−Year Cumulative Total Returns

Performance Graph for
Metropolitan Health Networks, Inc.

Produced on 02/08/2005 including data to 12/31/2004

$300
$200
$100
$0
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004

Legend

Symbol	CRSP Total Returns Index for:	06/2000	12/2000	12/2001	12/2002	12/2003	12/2004
■	Metropolitan Health Networks, Inc.	100.0	56.8	96.0	11.8	50.7	188.7
*	Nasdaq Stock Market (US Companies)	83.1	60.8	47.8	33.1	49.4	53.8
▲	Nasdaq Health Services Stocks SIC 8000−8099 US & Foreign	97.7	137.8	148.4	127.9	196.6	246.5

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year−end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1999.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

13032/80000000 ©Copyright 2005

INDEPENDENT PUBLIC ACCOUNTANTS

Kaufman, Rossin & Company, P.A. has served as Metropolitan’s independent public accountants for each of Metropolitan’s last two fiscal years.

Fees

The following table presents fees billed in each of the last two fiscal years for services rendered to Metropolitan by Kaufman, Rossin & Co., P.A.:

Fiscal Year Ended	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
December 31, 2004	$233,318	$22,943	$24,810	$16,651
December 31, 2003	$285,513	$31,864	$32,780	$17,080

(1) “Audit Fees” represents the aggregate fees billed for each of the last two fiscal years for professional services rendered for the audit of Metropolitan’s annual financial statements and review of financial statements included in Metropolitan’s Form 10-Q and/or services provided by Kaufman, Rossin & Co., P.A. in connection with statutory or regulatory filings or engagements By Metropolitan for those two fiscal years.

(2) “Audit Related Fees” represents the aggregate fees billed for each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit of Metropolitan’s annual financial statements for those years. For the two years, the audit-related fees were incurred in connection with SEC registration statement consent procedures.

(3) “Tax Fees” represents the aggregate fees billed for each of the last two fiscal years for professional services related to tax compliance, tax advice and tax planning. The “Tax Fees” also included fees billed for the preparation of federal and state income tax returns on behalf of Metropolitan.

(4) “All Other Fees” represents fees billed for other products and services rendered by Kaufman Rossin & Co., P.A. to Metropolitan for the last two fiscal years. In both 2004 and 2003, these fees consisted primarily of services provided in connection with the investigation of Metropolitan by the U.S. Attorneys’ Office in Wilmington, Delaware.

Pre-Approval Policies and Procedures of the Audit & Finance Committee

The engagement of Kaufman, Rossin & Co., P.A. as Metropolitan’s independent auditors for each of the fiscal years ended 2004 and 2003 was pre-approved by the Audit & Finance Committee. All services performed by Kaufman, Rossin & Co., P.A. on behalf of Metropolitan during fiscal years 2003 and 2004 were pre-approved by the Audit & Finance Committee. In September 2004, the Audit & Finance Committee adopted, and the Board of Directors ratified, Metropolitan’s Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by Kaufman, Rossin & Co., P.A., Metropolitan’s independent auditors, will be pre-approved by the Audit & Finance Committee. All of the audit and non-audit services performed by Kaufman, Rossin & Co., P.A. during the 2004 and 2003 fiscal years were pre-approved by our Audit & Finance Committee.

APPROVAL AND RATIFICATION OF
INDEPENDENT AUDITORS

(Proposal No. 2)

As recommended by the Audit & Finance Committee, the Board of Directors has designated, subject to the approval of and ratification by the shareholders, the firm of Kaufman, Rossin & Co., P.A. as independent auditors to audit and report on Metropolitan’s financial statements for the fiscal year ending December 31, 2005. Kaufman, Rossin & Co., P.A. served as Metropolitan’s independent auditors for the fiscal year ended December 31, 2004. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is being submitted to the shareholders by the Board in order to give shareholders an opportunity to express their approval or disapprove of the selection of Kaufman, Rossin & Co., P.A. by the Board of Directors.

The Audit & Finance Committee selected Kaufman, Rossin & Co., P.A. as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Metropolitan believes that Kaufman, Rossin & Co., P.A. has no direct or indirect financial interest in Metropolitan or in any of its subsidiaries, nor has it had any connection with Metropolitan or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee. Metropolitan anticipates representatives of Kaufman, Rossin & Co., P.A. will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

In the event that the shareholders of Metropolitan do not approve of and ratify the selection of Kaufman, Rossin & Co., P.A., the Board of Directors will reconsider who Metropolitan should designate as its independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT METROPOLITAN’S SHAREHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF KAUFMAN, ROSSIN & CO., PA AS METROPOLITAN’S INDEPENDENT AUDITORS.

APPROVAL OF THE ADOPTION OF METROPOLITAN’S
SUPPLEMENTAL PLAN

(Proposal No. 3)

The Board of Directors has approved the adoption of the Supplemental Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary of the Supplemental Plan

Background and Purpose

The stated purpose of the Supplemental Plan is to promote the interests of Metropolitan and any subsidiary thereof and the interests of Metropolitan’s shareholders by providing an opportunity to selected employees, officers, directors and consultants of Metropolitan and any Subsidiary thereof to purchase Common Stock of Metropolitan. By encouraging such stock ownership, Metropolitan seeks to attract, retain and motivate such persons and to encourage such persons to devote their best efforts to the business and financial success of Metropolitan.

Eligibility

Any employee, officer, director or consultant of Metropolitan, employed by, or performing services for, Metropolitan or any subsidiary of Metropolitan (an “Eligible Individual”) is eligible to participate under the terms in the Supplemental Plan. The Compensation Committee of the Board of Directors shall have the sole authority to select the Eligible Individuals to whom options are granted. There are approximately 135 employees, officers, directors or consultants who qualify as Eligible Individuals.

Shares Subject to Award under the Supplemental Plan and Market Price

The maximum number of shares authorized for issuance pursuant to Options granted under the Supplemental Plan is 8,253,242 shares. The estimated market value of the shares of Common Stock authorized for issuance under the Supplemental Plan is $23,356,675 as of the Record Date. The Supplemental Plan provides that the shares of Common Stock that are subject to Options granted under the Supplemental Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. As of the Record Date, there were 977,000 shares of Common Stock available for issuance under the Supplemental Plan, which shares either (i) had not been the subject of an Option grant by Metropolitan (“Unreserved Shares”) or (ii) had not been either reserved for issuance pursuant to Options that have expired or otherwise been cancelled or issued in connection with a cashless exercise feature of an Option and reacquired by Metropolitan (“Former Option Shares”). The Compensation Committee and the Board of Directors determined by formal resolution dated February 21, 2005 that no further Options will be issued by Metropolitan under the Supplemental Plan and any Unreserved Shares and Former Option Shares available for issuance under the Supplemental Plan shall be retired and shall no longer be available for issuance under the Supplemental Plan.

Administration of the Supplemental Plan

The Supplemental Plan is administered by the Compensation Committee. The Compensation Committee is authorized to interpret the Supplemental Plan and to adopt, from time to time, such rules and regulations, not inconsistent with the provisions of the Supplemental Plan, as it may deem advisable to carry out the purposes of the Supplemental Plan, including amendments which may increase the cost of the Supplemental Plan to Metropolitan or alter the allocation of benefits as between the persons and groups identified in the Supplemental Plan Benefits Table below.

Grant of Options under the Supplemental Plan

In addition to the broad authority described above, the Compensation Committee has the authority to

(i) to select the Participants who are to be granted options (“Options”) to acquire shares under the Supplemental Plan;

(ii) to establish the number of shares of Common Stock that may be issued under each Option;

(iii) to determine the time and the conditions subject to which Options may be exercised in whole or in part;

(iv) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Participant may pay all or part of the exercise price by entering into a promissory note with Metropolitan, or circumstances under which Metropolitan’s issued and outstanding shares of Common Stock may be used by an Participant to exercise an Option);

(v) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option;

(vi) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by Metropolitan;

(vii) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by an Participant, including, without limitation, vesting provisions that may be contingent upon (A) Metropolitan meeting specified financial goals, (B) a change of control of Metropolitan or (C) the occurrence of other specified events;

(viii) to accelerate the time when outstanding Options may be exercised; and

(ix) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Supplemental Plan.

Terms and Conditions of Awards under the Supplemental Plan

Each Option issued under the Supplemental Plan is a “non-qualified stock option” for federal, state and local income tax purposes.

The Supplemental Plan provides that the Compensation Committee shall fix the option exercise price which may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Option on the date the Option is granted, provided, however, that the option exercise price will not be less than the par value of such shares of Common Stock.

Unless otherwise determined by the Compensation Committee, each Option expires and terminates five (5) years after the subject Option grant date.

Each Option is exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Option), and at such times or intervals or in such installments as is determined by the Committee in its sole discretion.

Options are not be transferable other than by will or the laws of descent and distribution, or a domestic relations order, and during an Participant’s lifetime an Option is exercisable only by the Participant or an alternate payee under a domestic relations order.

In its sole and complete discretion, the Compensation Committee may at any time amend any Option for the following reasons:

(i) additions and/or changes to the Internal Revenue Code of 1986, as amended.(the “Code”), any federal or state securities law, or other law or regulations applicable to the Option, are made, and such additions and/or changes have some effect on the Option, or

(ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

To the extent that Metropolitan is required to withhold any federal, state or local taxes in respect of any compensation income realized by any Participant in respect of an Option granted under the Supplemental Plan or in respect of any shares of Common Stock acquired upon exercise of an Option, Metropolitan will deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to Metropolitan, or make other arrangements satisfactory to Metropolitan (including, with prior Compensation Committee approval, use of a promissory note in favor of Metropolitan) regarding payment to Metropolitan of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Compensation Committee in its sole discretion.

No Participant or beneficiary under the Supplemental Plan is deemed a shareholder of Metropolitan or has any rights as such with respect to any shares to be provided under the Supplemental Plan until he or she becomes the holder of such shares.

Term, Amendment and Termination of the Supplemental Plan

The Board of Directors may amend or suspend the Supplemental Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement. The Compensation Committee in its sole discretion may also amend the Supplemental Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified in the Supplemental Plan.

Federal Income Tax Consequences

The following discussion summarizes Metropolitan’s understanding of the more significant United States federal income tax consequences associated with the Supplemental Plan.

The Supplemental Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of ERISA.

Upon the exercise of an Option, the Participant will recognize, as ordinary income, the difference between the option price and the Fair Market Value (as such term is defined in the Supplemental Plan) of the Common Stock on the date the Option is exercised.

The Participant’s tax basis in the shares received upon the exercise of a non-qualified stock Option will be the sum of the amount of any income recognized and the amount paid in connection with the exercise. Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock Option will be treated as long-term or short-term capital gain or loss, depending on the period during which the Participant held such shares.

The exercise of a non-qualified stock Option will entitle Metropolitan to claim a federal income tax deduction equal to the amount of income recognized by the participant.

Restrictions on Resale

Shares of Common Stock acquired by Participants pursuant to the Supplemental Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. On February 23rd, 2005, Metropolitan filed a Registration Statement on Form S-8 registering 7,276,242 shares of Common Stock underlying outstanding options granted pursuant to the Supplemental Plan.

Supplemental Plan Benefits Table

The following table identifies the benefits or amounts received or allocated since the adoption of the Supplemental Plan to (i) each of the Named Executive Officers (ii) Metropolitan’s executive officers as a group, (iii) all current non-management directors as a group, and (iv) all employees who are not also Named Executive Officers as a group. No additional options are expected to be awarded pursuant to the Supplemental Plan to the persons or groups specified below.

Name and Position	Dollar Value ($)	Number of Units
Michael M. Earley, Chairman of the Board of Directors and Chief Executive Officer	$183,950	65,000
Debra A. Finnel, President, Chief Operating Officer and Director	$1,698,000	600,000
David S. Gartner, Chief Financial Officer	$283,000	100,000
Roberto L. Palenzuela, General Counsel and Secretary	$424,500	150,000
Executive Officer Group	$2,589,450	915,000
Non-Management Director Group	$1,613,100	570,000
Non-Executive Officer Employee Group	$19,154,125	6,768,242

Other Considerations

The Board of Directors believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to the business and financial success of and otherwise for the benefit of Metropolitan.

The Board of Directors has unanimously approved the adoption of the Supplemental Plan and voted to recommend it for approval to Metropolitan’s shareholders. Shareholder approval is not required in order to maintain the effectiveness of the Supplemental Plan; however, this proposal is being to submitted to the shareholders by the Board in order to give shareholders an opportunity to express their approval of the Supplemental Plan. The Supplemental Plan will remain in effect notwithstanding the failure of a majority of the shares entitled to vote and represented at the Annual Meeting to vote in favor of its adoption.

THE BOARD OF DIRECTORS RECOMMENDS
THAT METROPOLITAN’S SHAREHOLDERS VOTE “FOR”
THE ADOPTION OF THE SUPPLEMENTAL PLAN

APPROVAL OF THE ADOPTION OF METROPOLITAN’S
OMNIBUS PLAN

(Proposal No. 4)

The Board of Directors has approved, subject to shareholder approval, the adoption of the Omnibus Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Summary of the Omnibus Plan

Background and Purpose

The general purpose of the Omnibus Plan is to provide a means to enable Metropolitan to (i) attract, retain, and motivate directors, executives and key employees and (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

Eligibility

All directors, executives and key employees of Metropolitan, as well as any other persons whose participation the Compensation Committee determines is in the best interest of Metropolitan (collectively, the “Participants”), are eligible to participate in the Omnibus Plan. There are approximately 55 directors, executives, and key employees eligible to participate in the Omnibus Plan.

Shares Subject to Award under the Omnibus Plan

The Board of Directors has reserved 6,000,000 authorized but unissued shares of Common Stock for issuance pursuant to awards granted under the Omnibus Plan. If any awards granted pursuant to the Omnibus Plan expire unexercised or are forfeited, terminated, or settled in cash in lieu of Common Stock, the shares of Common Stock theretofore subject to such awards generally are again available for awards under the Omnibus Plan. The estimated market value of the shares of Common Stock authorized for issuance under the Omnibus Plan is $16,980,000 as of the Record Date.

Administration of the Omnibus Plan

The Omnibus Plan is administered by the Compensation Committee, which currently consists of three members of Metropolitan’s Board of Directors. The Compensation Committee is authorized to construe and interpret the Omnibus Plan and to promulgate, amend, and rescind rules and regulations relating to the implementation, administration, and maintenance of the Omnibus Plan. Each Participant receiving an award under the Omnibus Plan is required to enter into an agreement with Metropolitan that sets forth the restrictions, terms, and conditions of the award (the “Award Agreement”). The Compensation Committee makes all determinations necessary or advisable for the Omnibus Plan including (a) selecting the Participants, (b) making awards thereunder in such amounts and form as the Compensation Committee may determine, (c) imposing such restrictions, terms, and conditions upon such awards as the Compensation Committee may deem appropriate, and (d) correcting any defect or omission, or reconciling any inconsistency, in the Omnibus Plan or any Award Agreement.

Grant of Awards under the Omnibus Plan

Participants may receive a variety of stock options and awards under the Omnibus Plan.

Participants may purchase Metropolitan’s Common Stock through stock options granted to them under the Omnibus Plan. An option entitles the optionee to purchase shares of Common Stock from Metropolitan at the exercise price designated in the option. Two types of options, incentive stock options and non-statutory stock options, may be granted under the Omnibus Plan. The two types of options differ primarily in the tax consequences attending the exercise of an option and the disposition of the shares received upon exercise of an option.

Participants also may be granted stock appreciation rights, also known as “SARs,” independently of, or in relation to, an option. “Related SARs” are granted in relation to a particular option and can be exercised only upon the surrender to Metropolitan, unexercised, of that portion of the option to which the SAR relates. The exercise of an SAR entitles the participant to receive the excess of the “fair market value” of a share of Common Stock on the date of exercise over the exercise price of the related option.

Participants also may be awarded restricted stock (“Restricted Stock”), Common Stock which is issued with the restriction that the holder may not sell, transfer, pledge or assign such Common Stock until the terms and conditions of the award are met.

Awards under the Omnibus Plan may also be in the form of performance-based shares (“Performance Shares”), with each performance share representing such monetary amount as is designated by the Compensation Committee subject to such terms and conditions as the Compensation Committee deems appropriate.

Pursuant to the Omnibus Plan, Metropolitan may also award to a Participant (i) rights to receive shares of Common Stock at a future time (“Deferred Stock”) and/or (ii) shares of Common Stock in exchange for compensation that has been earned or that is to be earned by such Participant (“Stock Awards”). A Restricted Stock Award Unit (a “Unit”) is one type of Deferred Stock that the participant may be awarded pursuant to the Omnibus Plan. A Unit entitles the holder thereof to, subject to vesting and/or performance requirements, receive shares of Common Stock.

In addition to the awards discussed above, the Omnibus Plan provides for the granting of other awards of Common Stock and awards that are valued in whole or part by reference to a share of Common Stock, including convertible preferred stock, preferred stock, convertible debentures, exchangeable securities, phantom stock, and book value stock awards and options, which awards may be either alone, in addition to or in tandem with other awards permitted under the Omnibus Plan ("Other Stock-Based Awards"). The Compensation Committee may establish conditions, restrictions, limitations, values and other terms applicable to Other Stock-Based Awards as it determines in its discretion.

Terms and Conditions of Awards

Options. An option to purchase shares of Common Stock granted under the Omnibus Plan will either (a) qualify under Section 422 of the Code for treatment as an “incentive stock option” or (b) not qualify for treatment as an incentive stock option under Section 422 of the Code (a “non-statutory option”). An option may be granted alone or in addition to any other award under the Omnibus Plan and will be subject to a periodic vesting schedule. The Compensation Committee will designate Participants to whom Options will be granted, will determine whether an Option is an “incentive stock option” or a “non-statutory stock option”, and will specify the number of shares of Common Stock subject to each grant. All Options granted under the Plan will be subject to the applicable provisions of the Plan and the applicable Award Agreement and to such other provisions as the Compensation Committee may adopt.

By law, incentive stock options may only be granted to employees of the Company. No participant may be granted incentive stock options (under the Plan and any other Plan of the Company) that are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the incentive stock option was granted) in excess of $100,000 and the limitations prescribed by Section 422(d) of the Code. The preceding annual limitation does not apply with respect to non-statutory stock options.

Subject to certain restrictions, the Compensation Committee recommends to the Board of Directors for its approval the exercise prices, expiration dates and other material conditions relating to options awarded under the Omnibus Plan. For example, the option price of an incentive stock option may not be less than the “Fair Market Value” (as such term is defined in the Omnibus Plan) on the date the Option is granted. In addition, in the case of an incentive stock option granted to a Participant who is a “Ten Percent Shareholder” (as such term is defined below), the option price may not be less than 110% of “Fair Market Value” on the date the option is granted. The term of an Option will be such period of time as is fixed by the Compensation Committee at the time of grant subject to the following limitations: (a) the term of an incentive stock option may not exceed ten years after the date of grant and (b) the term of an incentive stock option granted to a Ten Percent Shareholder may not exceed five years. The term will be described in the applicable Award Agreement.

An option may be exercised by giving written notice of exercise of the Company specifying the number of shares to be purchased. Such notice must be accompanied by payment in full of the exercise price in cash or if permitted by the terms of the governing Award Agreement by delivery of (a) a fully-secured, recourse promissory note or (b) shares of Common Stock already owned by the Participant. The Compensation Committee also may permit Participants to simultaneously exercise an Option, sell all or some of the shares of the Common Stock thereby acquired, and use the proceeds from such sale for payment of the exercise price.

If a Participant's employment is terminated for any reason other than disability, retirement, or death before an option has vested, such Participant’s rights to exercise such Option will immediately terminate. If a Participant’s employment is terminated by disability, retirement, or death before an Option has vested, such Option will vest to the extent determined by the Compensation Committee.

If a Participant's employment is terminated for any reason other than disability, retirement, or death, a vested option will remain exercisable for a period of up to three months following such termination, or such other period as determined by the Compensation Committee. If a Participant’s employment is terminated by death, retirement or disability, such Participant (or his or her estate) will have the right to exercise a vested incentive stock option at any time within the one-year period following such termination, subject to any lesser exercise period imposed by the Code. In the event the vested Option is a non-statutory option, the Participant (or his or her estate) will have the right to exercise the Option during such period following termination as is set forth in the applicable Award Agreement.

If a non-employee director leaves the Board of Directors for any reason other than disability, retirement, or death before an option becomes vested, such option will be forfeited. If a non-employee director leaves the Board of Directors due to disability, retirement, or death before an option becomes vested, such option will vest to the extent determined by the Compensation Committee.

If a non-employee director leaves the Board of Directors for any reason other than death, disability, or retirement, a vested option will remain exercisable for a period of up to three months following such termination, as determined by the Compensation Committee and provided in the Award Agreement. If a non-employee director leaves the Board of Directors due to death, disability or retirement, such director (or his or her estate) will have the right to exercise a vested option during such period following his or her departure from the Board as is provided in the applicable Award Agreement or the Committee may otherwise specify.

Stock Appreciation Rights. Awards of SARs may be made by the Compensation Committee under the Omnibus Plan in conjunction with awards of options (a “Related SAR”) or independent of any related option (an “Independent SAR”). An Independent SAR is a right to receive an amount payable either in Common Stock and/or cash equal to the appreciation in the Fair Market Value (as such term is defined in the Omnibus Plan) of Metropolitan’s Common Stock for a predetermined number of shares over the period designated in the Award Agreement. The terms and conditions for such a SAR and its exercise (including, among other things, a Participant’s right to exercise the SAR upon termination) are determined by the Compensation Committee and will be set out in the Award Agreement. A Related SAR entitles the Participant to surrender the related option and receive in exchange therefor a payment in cash or shares of Common Stock having an aggregate value equal to the amount by which the Fair Market Value on the day of surrender exceeds the exercise price of the option multiplied by the number of shares acquirable under the surrendered option. A Related SAR is subject to the same terms and conditions as the related Option and is vested and exercisable only if the option is vested and exercisable.

Restricted Stock. Awards under the Omnibus Plan may be in the form of Restricted Stock. Restricted Stock may be granted along or in addition to any other award under the Omnibus Plan. The Compensation Committee shall determine the number of shares of Restricted Stock to be granted and may impose different terms and conditions on any particular grant. In consideration with each grant, the Compensation Committee shall determine: the purchase price, if any, to be paid for the Restricted Stock; the length of the Restriction Period (as such term is defined below), any service or performance restrictions applicable to the Restricted Stock, the schedule pursuant to which restrictions shall lapse, and if dividends or other distributions on the Restricted Stock are to be paid currently to the Participant or for the account of the Participant, subject to certain conditions.

Performance Shares. Awards under the Omnibus Plan may be in the form of Performance Shares, including a requirement that the Participant forfeit such Performance Shares in the event certain performance criteria are not met within a designated period of time. Performance Shares may be granted alone or in addition to any other award under the Omnibus Plan. The Compensation Committee determines the number of Performance Shares to be granted to a Participant. The Compensation Committee may impose different terms and conditions on any particular Performance Shares granted to any Participant. Participants receiving grants of Performance Shares will only earn into and be entitled to payment in respect of such awards if Metropolitan and the Participant achieve certain performance goals (the “Performance Goals”) during and in respect of a designated performance period (the “Performance Period”). The Performance Goals and the Performance Period are established by the Compensation Committee.

Deferred Stock. Awards of Deferred Stock, including Units, may be made pursuant to the Omnibus Plan. Deferred Stock awards may contain such conditions as to vesting, the purchase price (if any) payable by the Participant, forfeiture, performance goals and other terms as the Compensation Committee determines. Deferred Stock may be granted alone or in addition to any other award under the Omnibus Plan. In general, upon the close of the deferral period specified in the Deferred Stock Award Agreement, the vested shares of Common Stock subject to the Agreement are issued to the Participant. The remaining shares, if any, awarded will either be forfeited or will continue to be subject to the terms and conditions set by the Compensation Committee, as applicable. Among the types of Deferred Stock awards that may be made by the Compensation Committee are Units. In general, a Unit represents a right to receive one share of Common Stock once any applicable vesting or other conditions or restrictions for the unit are met. This is similar to a Restricted Stock Award, except that the underlying shares of Common Stock are not issued to the Participant until all conditions for payment have been met.

Other Stock Awards. The Omnibus Plan also provides for Stock Awards. The value of a Stock Award is determined by multiplying the number of shares awarded by the Fair Market Value of a share of Common Stock on the day of the award. The Compensation Committee may establish such conditions, restrictions and limitations on Stock Award as it determines in its sole discretion, and may cause a Stock Award at such time as the value represented thereby is to be paid to a Participant to be paid in cash or in the number of shares of Common Stock equal to such value divided by the Fair Market Value of a share on the date of payment.

Suspension, Termination and Amendment of the Omnibus Plan

The Board of Directors may suspend, terminate, or amend the Omnibus Plan at any time and from time to time in such respects as the Board of Directors may deem advisable, subject to the limitations that (a) no such termination or amendment may be effected after the date of an occurrence of a “change in control” if the result would be to impair the rights of any Participant with respect to an outstanding award made to him or her, and (b) no such amendment may, without shareholder approval, (i) alter the group of persons eligible to be Participants, (ii) materially increase the number of shares of Common Stock available for the issuance of awards under the Omnibus Plan, (iii) extend the term of incentive stock options granted under the Omnibus Plan, or (iv) limit or restrict the powers of the Board of Directors or the Compensation Committee with respect to the administration of the Omnibus Plan, or (c) modify the requirement of shareholder approval of the foregoing amendments.

Federal Income Tax Consequences

The following discussion summarizes Metropolitan’s understanding of the more significant federal income tax consequences associated with options granted under the Omnibus Plan. The tax consequences of receipt of any award under the Omnibus Plan may vary depending upon the particular circumstances and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them.

The Omnibus Plan is not a “ tax-qualified” retirement or savings program under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of ERISA. The rules governing the tax treatment of awards granted pursuant to the Omnibus Plan are quite technical. Therefore, the description of the federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances.

Under Section 421 of the Code, no income will be recognized by a participant upon the grant or the exercise of an incentive stock option (although, as discussed below, the exercise may give rise to alternative minimum tax liability). A Participant will recognize income if and when he or she disposes of the shares acquired under the incentive stock option. If the disposition does not occur within two years after the grant of the incentive stock option or within one year after the shares were transferred to him or her (the “ISO Holding Period”), the gain realized on such disposition will be characterized as long-term capital gain. Metropolitan will not be entitled to a federal income tax deduction with respect to the grant or exercise of an incentive stock option. Metropolitan will be entitled to a federal income tax deduction if the Participant disposes of Common Stock acquired under an incentive stock option prior to the expiration of the ISO Holding Period. In that event, Metropolitan generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant. In addition, Metropolitan must report that amount as wages on a Form W-2 for the year involved, but no income tax withholding will be required. Before exercising an incentive stock option, a Participant should discuss the possible application of the alternative minimum tax with his or her tax advisor.

Upon the exercise of a non-statutory stock option, the Participant will recognize, as ordinary income, the difference between the option price and the Fair Market Value of the Common Stock on the date the option is exercised. The Participant’s tax basis in the shares received upon the exercise of a non-statutory stock option or SAR will be the sum of the amount of any income recognized and the amount paid in connection with the exercise. Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of an SAR or non-statutory stock option will be treated as long-term or short-term capital gain or loss, depending on the period during which the Participant held such shares. The exercise of a non-statutory stock option will entitle Metropolitan, if Metropolitan is the Participant’s employer, to claim a federal income tax deduction equal to the amount of income recognized by the Participant.

Restrictions on Resale

Shares of Common Stock acquired by Participants pursuant to the Omnibus Plan may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. On February 23rd, 2005, Metropolitan filed a Registration Statement on Form S-8 registering 2,799,800 shares of Common Stock underlying outstanding options granted pursuant to the Omnibus Plan and 3,200,200 shares reserved for issuance under options to be granted pursuant to the Omnibus Plan.

Omnibus Plan Benefits Table

The following table disclosed the benefits or amounts received or allocated during the fiscal year ended December 31, 2004 under the Omnibus Plan to (i) each of Metropolitan’s Named Executive Officers, individually, (ii) Metropolitan’s executive officers as a group, (iii) All current non-management directors as a group, and (iv) all employees who are not also Named Executive Officers as a group. The amount of options to be received in the future by the persons or groups specified below are not determinable.

Name and Position	Dollar Value ($)	Number of Units
Michael M. Earley, Chairman of the Board of Directors and Chief Executive Officer	$1,132,000	400,000
Debra A. Finnel, President, Chief Operating Officer and Director	$2,264,000	800,000
David S. Gartner, Chief Financial Officer	$424,500	150,000
Roberto L. Palenzuela, General Counsel and Secretary	$283,000	100,000
Executive Officer Group	$4,103,500	1,450,000
Non-Management Director Group	$424,500	150,000
Non-Executive Officer Employee Group	$1,980,434	699,800

Other Considerations

Future issuances of shares of Common Stock pursuant to the Omnibus Plan may have the effect of diluting the voting rights and could dilute equity and earnings per share of existing shareholders. In addition, the availability of additional shares of Common Stock for issuance upon exercise of options could discourage or make more difficult efforts to obtain control of Metropolitan. However, the Board of Directors’ purpose in recommending this proposal is not as an anti-takeover measure.

The Board of Directors believes that share ownership is an important factor in attracting, retaining and motivating experienced and qualified personnel for positions of substantial responsibility and encouraging such personnel to devote their best efforts to the business and financial success of and otherwise for the benefit of Metropolitan.

The Board of Directors has unanimously approved the adoption of the Omnibus Plan and voted to recommend it for approval to Metropolitan’s shareholders. Pursuant to the terms of the Omnibus Plan, the effectiveness of awards granted thereunder are conditioned upon shareholder approval of the Omnibus Plan. In the event that a majority of the shares entitled to vote and represented at the Annual Meeting do not vote in favor of the adoption of the Omnibus Plan, the Board will consider an alternative means to compensate the recipients of awards under the Omnibus Plan to date.

THE BOARD OF DIRECTORS RECOMMENDS
THAT METROPOLITAN’S SHAREHOLDERS VOTE “FOR”
THE ADOPTION OF METROPOLITAN’S OMNIBUS PLAN

OTHER MATTERS

Management is not aware of any matters to be presented for action at the 2005 Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT TO SHAREHOLDERS

A copy of Metropolitan's Annual Report on Form 10-K, for the fiscal year ended December 31, 2004, accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Metropolitan Health Networks, Inc
250 Australian Avenue, Suite 400
West Palm Beach, Florida 33401
Attention: General Counsel and Secretary

By Order of the Board of Directors,

/s/ Roberto L. Palenzuela
May 27, 2005	General Counsel and Secretary

PLEASE SIGN, DATE AND MAIL BACKYOUR PROXY CARD AS SOON AS POSSIBLE:

ANNUAL MEETING OF STOCKHOLDERS
METROPOLITAN HEALTH NETWORKS, INC.

JUNE 23, 2005

Please Detach and Mail in the Envelope Provided

The undersigned appoints Michael M. Earley, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Metropolitan Health Networks, Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2, 3 and 4.

PROPOSAL NO. 1

VOTE FOR all nominees listed below, except vote withheld from the nominee whose name is written below (if any): ☐	VOTE WITHHELD FROM ALL NOMINEES ☐

(1)	To elect six members to Metropolitan's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified

Nominees: (1) Michael M. Earley; (2) Debra A. Finnel; (3) Karl M. Sachs; (4) Martin W. Harrison; (5) Barry T. Zeman; and (6) Eric Haskell.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below:

PROPOSAL NO. 2

(2)	To ratify the appointment of Kaufman & Rossin P.A. as independent auditors of the Company for the fiscal year ended December 31, 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 3

(3)	To approve the adoption of Metropolitan’s Supplemental Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL NO. 4

(4)	To approve the adoption of Metropolitan’s Omnibus Equity Compensation Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD AND PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature                      Dated:                  , 2005 Signature                         Dated:                 , 2005
(if held jointly)

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

32

APPENDIX A

METROPOLITAN HEALTH NETWORKS INC.

SUPPLEMENTAL STOCK OPTION PLAN

Section 1. Purpose. The purpose of the Metropolitan Health Networks Inc. Supplemental Stock Option Plan (the “Plan”) is to promote the interests of Metropolitan Health Networks Inc., a Florida corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s shareholders by providing an opportunity to selected employees, officers, directors and consultants of the Company or any Subsidiary thereof to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such persons and to encourage such persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” to acquire the Common Stock of the Company.

Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1. “Board of Directors” shall mean the Board of Directors of the Company.

2.2. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.3. “Committee” shall mean the Compensation Committee of the Board of Directors referred to in Section 5 hereof.

2.4. “Common Stock” shall mean the Common Stock, $0.001 par value, of the Company.

2.5. “Eligible Participant” shall mean any employee, officer, director or consultant of the Company, employed by, or performing services for, the Company or any Subsidiary of the Company.

2.6. “Non-Qualified Option” shall mean the Options granted to the Eligible Participant pursuant to the Plan that are intended to be, and qualify as, “non—qualified stock options” as described in Treasury Regulation Section 1.83—7 or any successor regulation thereto.

2.7. “Option” shall mean any Non—Qualified Option granted to an Eligible Participant pursuant to the Plan.

2.8. “Subsidiary of the Company” shall have the meaning set forth in Section 424(f) of the Code.

Section 3. Eligibility. Options may be granted to any Eligible Participant. The Committee shall have the sole authority to select the Eligible Participant to whom Options are to be granted hereunder. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 4. Common Stock Subject to the Plan.

4.1. Number of Shares. The maximum number of shares of Common Stock for which Options may be granted under the Plan shall be 8,253,242 shares, subject to adjustment as provided by Section 7 hereof, and provided such shares of Common Stock may be validly issued upon exercise pursuant to applicable laws.

4.2. Reissuance. The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine.

Section 5. Administration of the Plan.

5.1. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”).

5.2. Grant of Options.

(a) The Committee shall have the sole authority and discretion under the Plan (i) to select the Eligible Participants who are to be granted Options hereunder so long as such Eligible Participants meet the requirements set forth in the definition of Eligible Participants set forth in this Plan; (ii) to establish the number of shares of Common Stock that may be issued under each Option; (iii) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (iv) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Employee may pay all or part of the exercise price by entering into a promissory note with the Company, or circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (v) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vi) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (vii) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (viii) to accelerate the time when outstanding Options may be exercised; and (ix) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding anything herein to the contrary, the Committee shall not and shall not have the power to determine that the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option is a loan that violates the provisions of any applicable securities laws.

5.3. Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

5.4. Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

5.5. Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options under the Plan.

5.6. Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

5.7. Indemnification. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law.

Section 6. Terms and Conditions of Options.

6.1. Non-Qualified Options. Unless otherwise provided by the Compensation Committee, the terms and conditions of each Option granted under the Plan, which shall be a Non-Qualified Option, shall be as follows:

(a) Each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

(b) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, provided, however, that the option (exercise) price shall not be less than the par value of such shares of Common Stock.

(c) Each Option shall expire and terminate five (5) years after the subject Option grant date;

(d) Each Option shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(e) Options shall not be transferable otherwise than by will or the laws of descent and distribution, or a domestic relations order, and during an Eligible Participant’s lifetime an Option shall be exercisable only by the Eligible Participant or an alternate payee under a domestic relations order.

(f) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Eligible Participant in respect of an Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of an Option, the Company shall deduct from any payments of any kind otherwise due to such Eligible Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Eligible Participant, then, such Eligible Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company (including, with prior Committee approval, use of a promissory note in favor of the Company) regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

(g) In the event the Eligible Participant leaves the employ of the Company or ceases performing services for the Company or any Subsidiary of the Company for any reason including, without limitation, termination, resignation, death, disability or otherwise, the unvested portion of any Option shall immediately expire.

(h) Notwithstanding anything herein to the contrary, the Committee shall not and shall not have the power to determine that the form of consideration that may be used to purchase shares of Common Stock upon exercise of any Option is a loan that violates the provisions of any applicable securities laws.

Section 7. Adjustments. In the event that, after the adoption of the Plan, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share).

Section 8. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to an Eligible Participant shall be construed as conferring upon such Eligible Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Eligible Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

Section 9. Amendment of the Plan. The Committee or Board of Directors may amend or suspend the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if such approval is necessary to comply with any tax or regulatory requirement. The Committee in its sole discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

Section 10. Amendment of an Option. In its sole and complete discretion, the Committee may at any time amend any Option for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Option, are made, and such additions and/or changes have some effect on the Option, or (ii) any other event not described in clause (i) occurs and the Eligible Participant gives his or her consent to such amendment.

Section 11. Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Option, subject to the conditions of such Option, each Eligible Participant shall be considered in agreement that all shares sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each beneficiary of a deceased Eligible Participant shall be in agreement that all such Options will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

Section 12. Listing, Registration and Other Legal Compliance. No Options or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel to the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Option, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through an Eligible Participant with respect to any Option, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any affiliate, or any Eligible Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

Section 13. Rights as Shareholder. No Eligible Participant or beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares to be provided under the Plan until he or she has become the holder of such shares.

Section 14. Construction of the Plan. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Washington. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof

Section 15. Termination of the Plan. The Committee may terminate the Plan at any time. Unless the Committee shall theretofore have terminated the Plan, the Plan shall terminate on December 31, 2010 . No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

Section 16. Effective Date of the Plan. The Plan shall be effective as of May 1, 1999.

APPENDIX B

METROPOLITAN HEALTH NETWORKS, INC.

OMNIBUS EQUITY COMPENSATION PLAN

ARTICLE I

GENERAL PROVISIONS

1.1 The Plan is designed for the benefit of the directors, executives and key employees of the Company (i) to attract and retain for the Company personnel of exceptional ability; (ii) to motivate such personnel through added incentives to make a maximum contribution to greater profitability; (iii) to develop and maintain a highly competent management team; and (iv) to be competitive with other companies with respect to executive compensation.

1.2 Awards under the Plan may be made to Participants in the form of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; (v) Deferred Stock; (vi) Stock Awards; (vii) Performance Shares; (viii) Other Stock-Based Awards; and (ix) other forms of equity-based compensation as may be provided and are permissible under this Plan and the law.

1.3 The Plan shall be effective November 5, 2004 (the "Effective Date"), subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Common Stock, which may be voted at the next annual or special shareholder’s meeting. Any Awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant) but shall be conditioned on, and subject to, the approval of the Plan by the Company’s shareholders.

ARTICLE II

DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1 "Acceleration Event" means the occurrence of an event defined in Article XIII of the Plan.

2.2 "Act" means the Securities Exchange Act of 1934, as amended.

2.3 "Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan.

2.4 "Award" means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, a Stock Option, Stock Right, Restricted or Deferred Stock, Stock Award, Performance Share, Other Stock-Based Award, or any combination of the foregoing.

2.5 "Board" means the Board of Directors of the Company.

2.6 "Change in Control" shall have the meaning set forth in Section 13.2 of the Plan.

2.7 "Change in Control Price" shall have the meaning set forth in Section 13.7 of the Plan.

2.8 "Code" means the Internal Revenue Code of 1986, as amended.

2.9 "Committee" means the Compensation Committee of the Board.

2.10 "Company" means Metropolitan Health Networks, Inc., a Florida corporation.

2.11 "Deferral Period" means the period commencing on the date an Award of Deferred Stock is granted and ending on such date as the Committee shall determine.

2.12 "Deferred Stock" means the stock awarded under Article IX of the Plan.

2.13 "Disability" means disability as determined under procedures established by the Committee or in any Award.

2.14 "Discount Stock Options" means the Nonqualified Stock Options, which provide for an exercise price of less than the Fair Market Value of the Stock at the date of the Award.

2.15 "Early Retirement" means retirement from active employment with the Company, with the express consent of the Committee, pursuant to the early retirement provisions established by the Committee or in any Award.

2.16 "Effective Date" shall have the meaning set forth in Section 1.3 of the Plan.

2.17 "Elective Deferral Period" shall have the meaning set forth in Section 9.3 of the Plan.

2.18 "Eligible Participant" means any director, executive or key employee of the Company, as shall be determined by the Committee, as well as any other person whose participation the Committee determines is in the best interest of the Company, subject to limitations as may be provided by the Code, the Act or the Committee. For purposes of Article IV and Incentive Stock Options that may be granted hereunder, the term "Eligible Participant" shall be limited to an executive or other key employee meeting the qualifications for receipt of an Incentive Stock Option under the provisions of Section 422 of the Code.

2.19 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.20 "Fair Market Value" means, with respect to any given day, (a) if the Company's Common Stock is traded on the American Stock Exchange or another national exchange or is quoted on the National or SmallCap Market of The Nasdaq Stock Market, Inc.("Nasdaq"), then the closing or last sale price, respectively, reported on such day, or if the Stock was not traded on such day, the closing or last sale price on the next day on which the Stock was traded, all as reported by such source as the Committee may select; or (b) if the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASD OTC Bulletin Board (the “Bulletin Board”), then the last sale price, or, if a last sale price is not quoted, the mean between the closing bid and asked prices for the Common Stock on such day, or, if no bid or ask price information is available on such day then the last sale price or the closing bid and asked prices on the next day on which such information becomes available, all as reported by such source as the Committee may select. The Committee may establish an alternative method of determining Fair Market Value.

2.21 "Incentive Stock Option" means a Stock Option granted under Article IV of the Plan, and as defined in Section 422 of the Code.

2.22 "Limited Stock Appreciation Rights" means a Stock Right which is exercisable only in the event of a Change in Control, as described in Section 6.8 of this Plan, which provides for an amount payable solely in cash, equal to the excess of the Stock Appreciation Right Fair Market Value of a share of Stock on the day the Stock Right is surrendered over the price at which a Participant could exercise a related Stock Option to purchase the share of Stock.

2.23 "Nonqualified Stock Option" means a Stock Option granted under Article V of the Plan.

2.24 "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65, or pursuant to such other requirements as may be established by the Committee or in any Award.

2.25 "Option Grant Date" means, as to any Stock Option, the latest of:

(a) the date on which the Committee grants the Stock Option to the Participant;

(b) the date the Participant receiving the Stock Option becomes an employee of the Company or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Act; or

(c) such other date (other than the dates described in (i) and (ii) above) as the Committee may designate.

2.26 "Other Stock-Based Award" means an Award under Article XII of the Plan that is valued in whole or in part by reference to, or is otherwise based on, Stock.

2.27 "Participant" means an Eligible Participant to whom an Award of equity-based compensation has been granted and who has entered into an Agreement evidencing the Award.

2.28 "Performance Share" means an Award under Article XI of the Plan of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Stock, or any combination thereof, upon achievement of such Performance Objectives during the Performance Period as the Committee shall establish at the time of such Award or thereafter.

2.29 "Performance Objectives" shall have the meaning set forth in Article XI of the Plan.

2.30 "Performance Period" shall have the meaning set forth in Article XI of the Plan.

2.31 "Plan" means the Metropolitan Health Networks, Inc. Omnibus Equity Compensation Plan, as amended from time to time.

2.32 “Related Stock Appreciation Right” shall have the meaning set forth in Section 6.1 of the Plan.

2.33 "Restricted Stock" means an Award of Stock under Article VIII of the Plan, which Stock is issued with the restriction that the holder may not sell, transfer, pledge, or assign such Stock and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.34 "Restriction Period" means the period commencing on the date an Award of Restricted Stock is granted and ending on such date as the Committee shall determine.

2.35 "Retirement" means Normal or Early Retirement.

2.36 "Stock" means shares of common stock par value $0.001 per share of the Company, as may be adjusted pursuant to the provisions of Section 3.11.

2.37 "Stock Appreciation Right" means a Stock Right, as described in Article VI of this Plan, which provides for an amount payable in Stock and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a share of Stock on the day the Stock Right is exercised over the price at which the Participant could exercise a related Stock Option to purchase the share of Stock.

2.38 "Stock Appreciation Right Fair Market Value" means a value established by the Committee for the exercise of a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.39 "Stock Award" means an Award of Stock granted in payment of compensation, as provided in Article X of the Plan.

2.40 "Stock Option" means an Award under Article IV or V of the Plan of an option to purchase Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.41 "Stock Right" means an Award under Article VI of the Plan. A Stock Right may be either a Stock Appreciation Right or a Limited Stock Appreciation Right.

2.42 "Termination of Employment" means the discontinuance of employment of a Participant with the Company. The determination of whether a Participant has discontinued employment shall be made by the Committee in its discretion. In determining whether a Termination of Employment has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Company has a significant ownership interest shall be treated as employment with the Company. The Committee shall have the discretion, exercisable either at the time the Award is granted or at the time the Participant terminates employment, to establish as a provision applicable to the exercise of one or more Awards that during the limited period of exercisability following Termination of Employment, the Award may be exercised not only with respect to the number of shares of Stock for which it is exercisable at the time of the Termination of Employment but also with respect to one or more subsequent installments for which the Award would have become exercisable had the Termination of Employment not occurred.

ARTICLE III

ADMINISTRATION

3.1 This Plan shall be administered by the Committee. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee or Board during which action is taken with respect to the granting of an Award to such member. The Committee, in its discretion, may delegate to one or more of its members such of its powers, as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Act or any other law. The Board, in its discretion, may require that all or any final actions or determinations by the Committee be made by or be subject to approval or ratification by the Board before becoming effective. To the extent all or any decisions, actions, or determinations relating to the administration of the Plan are made by the Board, the Board shall have all power and authority granted to the Committee in this Article and otherwise in this Plan, and for these purposes, all references to the "Committee" herein shall be deemed to include the Board.

3.2 The Committee shall meet at such times and places as it determines. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A unanimous consent signed by all of the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

3.3 The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Participants and their beneficiaries.

3.4 The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

3.5 Without limiting the foregoing Sections 3.1, 3.2, 3.3 and 3.4, and notwithstanding any other provisions of the Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to an Award in the event of an Acceleration Event as defined in Article XIII. Such action may include, but shall not be limited to, establishing, amending or waiving the forms, terms, conditions and duration of an Award and the Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section 3.5 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the Award Agreement, or by taking action with respect to individual Participants.

3.6 The aggregate number of shares of Stock, which are reserved for issuance under the Plan, shall be 6,000,000. The aggregate number of shares of stock reserved for issuance under the plan shall be adjusted in accordance with Section 3.11.

(a) If, for any reason, any shares of Stock or Performance Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, Stock Right or Performance Share, or any other termination of an Award without payment being made in the form of Stock (whether or not Restricted Stock), such shares of Stock or Performance Shares shall not be charged against the aggregate number of shares of Stock available for Award under the Plan, and shall again be available for Award under the Plan.

(b) For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Stock subject to an Award.

(c) To the extent a Stock Right granted in connection with a Stock Option is exercised without payment being made in the form of Stock (whether or not Restricted Stock), the shares of Stock which otherwise would have been issued upon the exercise of such related Stock Option shall not be charged against the aggregate number of shares of Stock subject to an Award under the Plan, and shall again be available for Award under the Plan.

3.7 Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to and incorporate (by reference or otherwise) the applicable terms and conditions of the Plan, and any other terms and conditions (not inconsistent with the Plan) required by the Committee.

3.8 The Company shall not be required to issue or deliver any certificates for shares of Stock prior to:

(a) the listing of such shares on any stock exchange on which the Stock may then be listed; and

(b) the completion of any registration or qualification of such shares of Stock under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its discretion, determine to be necessary or advisable.

3.9 All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

3.10 Subject to the restrictions on Restricted Stock, as provided in Article VIII of the Plan and in the Restricted Stock Award Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such shares of Stock, including the right to vote the shares to the extent, if any, such shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Award Agreement, no Participant awarded a Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share shall have any right as a shareholder with respect to any shares of Stock covered by his or her Stock Option, Stock Right, Deferred Stock, Stock Award or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares of Stock.

3.11 If any reorganization, recapitalization, reclassification, stock split-up, stock dividend, or consolidation of shares of Stock, merger or consolidation of the Company or its Subsidiaries or sale or other disposition by the Company or its Subsidiaries of all or a portion of its assets, any other change in the Company's or its Subsidiaries' corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other Company; or new, different or additional shares or other securities of the Company or of any other Company being received by the holders of outstanding shares of Stock, then equitable adjustments shall be made by the Committee in:

(a) the limitation of the aggregate number of shares of Stock that may be awarded as set forth in Sections 3.6, 3.16, and 4.1(e) (to the extent permitted under Section 422 of the Code) of the Plan;

(b) the number of shares and class of Stock that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(c) the purchase price to be paid per share of Stock under outstanding Stock Options and the number of shares of Stock to be transferred in settlement of outstanding Stock Rights; and

(d) the terms, conditions or restrictions of any Award and Award Agreement, including the price payable for the acquisition of Stock; provided, however, that all adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Stock Option shall continue to be an Incentive Stock Option, as defined in Section 422 of the Code.

3.12 In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

3.13 The Committee may require each person purchasing shares of Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that he is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer.

3.14 The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another Company or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

3.15 The Committee shall have full power and authority to determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if (a) the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee; or (b) is terminated for cause as determined by the Committee.

3.16 Subject to the limitations of Section 3.6, the maximum number of shares of Stock with respect to which an Award or Awards of Stock Options and/or Stock Rights under the Plan may be granted during any calendar year to any participant shall be five hundred thousand (500,000) shares.

ARTICLE IV

INCENTIVE STOCK OPTIONS

4.1 Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of Section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded. Incentive Stock Options shall be granted only to Eligible Participants, each of whom may be granted one or more such Incentive Stock Options at such time or times determined by the Committee following the Effective Date until November 5, 2014, subject to the following conditions:

(a) The Incentive Stock Option price per share of Stock shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock at the time of the Option Grant Date.

(b) The Incentive Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within ten (10) years from the Option Grant Date, or such shorter period as may be specified by the Committee in the Award; provided, that in any event, the Incentive Stock Option and related Stock Right shall lapse and cease to be exercisable upon, or within such period following, a Termination of Employment as shall have been determined by the Committee and as specified in the Incentive Stock Option Award Agreement or its related Stock Right Award Agreement; provided, however, that such period following a Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

(i) as a result of death or Disability, in which event, such period shall not exceed one year after the date of death or Disability; and

(ii) as a result of death, if death shall have occurred following a Termination of Employment and while the Incentive Stock Option or Stock Right was still exercisable, in which event, such period shall not exceed one year after the date of death;

provided, further, that such period following a Termination of Employment shall in no event extend the original exercise period of the Incentive Stock Option or any related Stock Right.

(c) The aggregate Fair Market Value, determined as of the Option Grant Date, of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by any Eligible Participant shall not exceed one hundred thousand dollars ($100,000); provided, however, to the extent permitted under Section 422 of the Code:

(i) if a Participant's employment is terminated by reason of death, Disability or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422, such excess shall be treated as a Nonqualified Stock Option; and

(ii) if the exercise of an Incentive Stock Option is accelerated by reason of an Acceleration Event, any portion of such Award that is not exercisable as an Incentive Stock Option by reason of the one hundred thousand dollar ($100,000) limitation contained in Section 422 of the Code shall be treated as a Nonqualified Stock Option.

(d) Incentive Stock Options shall be granted only to an Eligible Participant who, at the time of the Option Grant Date, does not own Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; provided, however, the foregoing restriction shall not apply if at the time of the Option Grant Date the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Option Grant Date.

(e) The Committee may adopt any other terms and conditions which it determines should be imposed for the Incentive Stock Option to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV as determined by the Committee.

4.2 The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an Incentive Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

4.3 If the Incentive Stock Option Award Agreement so provides, the Committee may require that all or part of the shares of Stock to be issued upon the exercise of an Incentive Stock Option shall take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise, as determined by the Committee, on the basis of the Fair Market Value of such Deferred Stock or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE V

NONQUALIFIED STOCK OPTIONS

5.1 One or more Stock Options may be granted as Nonqualified Stock Options to Eligible Participants to purchase shares of Stock at such time or times determined by the Committee, following the Effective Date, subject to the terms and conditions set forth in this Article V.

5.2 The Nonqualified Stock Option price per share of Stock shall be established in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value at the time of the grant, or at such later date as the Committee shall determine.

5.3 The Nonqualified Stock Option and its related Stock Right, if any, may be exercised in full or in part from time to time within such period as may be specified by the Committee or in the Award Agreement; provided, that, in any event, the Nonqualified Stock Option and the related Stock Right shall lapse and cease to be exercisable upon, or within such period following, Termination of Employment as shall have been determined by the Committee and as specified in the Nonqualified Stock Option Award Agreement or Stock Right Award Agreement; provided, however, that such period following Termination of Employment shall not exceed three (3) months unless employment shall have terminated:

(a) as a result of Retirement or Disability, in which event, such period shall not exceed one year after the date of Retirement or Disability, or within such longer period as the Committee may specify; and

(b) as a result of death, or if death shall have occurred following a Termination of Employment and while the Nonqualified Stock Option or Stock Right was still exercisable, in which event, such period may exceed one year after the date of death, as provided by the Committee or in the Award Agreement.

5.4 The Nonqualified Stock Option Award Agreement may include any other terms and conditions not inconsistent with this Article V or with Article VII, as determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Incentive Stock Option or a Nonqualified Stock Option granted under Article IV or Article V of this Plan (a “Related Stock Appreciation Right”), or may be granted independent of any related Incentive or Nonqualified Stock Option.

6.2 A Related Stock Appreciation Right shall entitle a holder of a Stock Option, within the period specified for the exercise of the Stock Option, to surrender the unexercised Stock Option (or a portion thereof) and to receive in exchange therefor a payment in cash or shares of Stock having an aggregate value equal to the amount by which the Fair Market Value of each share of Stock exceeds the Stock Option price per share of Stock, times the number of shares of Stock under the Stock Option, or portion thereof, which is surrendered.

6.3 Each Related Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Stock Option, including limitations on transferability, if any, and shall be exercisable only to the extent such Stock Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Stock Option terminates or lapses. The grant of a Related Stock Appreciation Right related to an Incentive Stock Option must be concurrent with the grant of the Incentive Stock Option. With respect to Nonqualified Stock Options, the grant of a Related Stock Appreciation Right either may be concurrent with the grant of the Nonqualified Stock Option, or subsequent to the grant of the Nonqualified Stock Option, in connection with a Nonqualified Stock Option previously granted under Article V, which is unexercised and has not terminated or lapsed.

6.4 The Committee shall have the sole discretion to determine, in each case whether the payment with respect to the exercise of a Stock Appreciation Right shall be made in the form of all cash, all Stock, or any combination thereof. If payment is to be made in Stock, the number of shares of Stock shall be determined based on the Fair Market Value of the Stock on the date of exercise of the Stock Appreciation Right. If the Committee elects to make full payment in Stock, no fractional shares of Stock shall be issued and cash payments shall be made in lieu of fractional shares.

6.5 The Committee shall have sole discretion as to the timing of any payment made in cash, Stock, or a combination thereof upon exercise of a Stock Appreciation Right. Payment may be made in a lump sum, in annual installments or may be otherwise deferred and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.6 Upon the exercise of a Related Stock Appreciation Right, the number of shares of Stock subject to exercise under any related Stock Option shall automatically be reduced by the number of shares of Stock represented by the Stock Option or portion thereof which is surrendered.

6.7 The Committee, in its sole discretion, may also provide that, in the event of a Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

6.8 In its sole discretion, the Committee may grant Limited Stock Appreciation Rights under this Article VI. Limited Stock Appreciation Rights shall become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee, in its sole discretion, may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash. A Limited Stock Appreciation Right shall entitle the holder of the related Stock Option to surrender such Stock Option, or any portion thereof, to the extent unexercised, in respect of the number of shares of Stock as to which such Limited Stock Appreciation Right is exercised, and to receive a cash payment equal to the difference between (a) the Stock Appreciation Right Fair Market Value (at the date of surrender) of a share of Stock for which the surrendered Stock Option or portion thereof is then exercisable, and (b) the price at which a Participant could exercise a related Stock Option to purchase the share of Stock. Such Stock Option shall, to the extent so surrendered, thereupon cease to be exercisable. A Limited Stock Appreciation Right shall be subject to such further terms and conditions as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII

INCIDENTS OF STOCK OPTIONS AND STOCK RIGHTS

7.1 Each Stock Option and Stock Right shall be granted subject to such terms and conditions, if any, not inconsistent with this Plan, as shall be determined by the Committee, including any provisions as to continued employment as consideration for the grant or exercise of such Stock Option or Stock Right and any provisions which may be advisable to comply with applicable laws, regulations or rulings of any governmental authority.

7.2 An Incentive Stock Option and its related Stock Right, if any, shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by him or by his guardian or legal representative. A Nonqualified Stock Option and its related Stock Right, if any, shall be subject to the transferability and exercisability restrictions of the immediately preceding sentence unless otherwise determined by the Committee, in its sole discretion, and set forth in the applicable Award Agreement.

7.3 Shares of Stock purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as shall be determined by the Committee, subject to limitations set forth in the Stock Option Award Agreement. Without limiting the foregoing, the Committee may establish payment terms for the exercise of Stock Options which permit the Participant to deliver shares of Stock (or other evidence of ownership of Stock satisfactory to the Company) with a Fair Market Value equal to the exercise price of the Stock Option as payment.

7.4 No cash dividends shall be paid on shares of Stock subject to unexercised Stock Options. The Committee may provide, however, that a Participant to whom a Stock Option has been granted which is exercisable in whole or in part at a future time shall be entitled to receive an amount per share equal in value to the cash dividends, if any, paid per share on issued and outstanding Stock, as of the dividend record dates occurring during the period between the date of the grant and the time each such share of Stock is delivered pursuant to exercise of such Stock Option or the related Stock Right. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

(a) paid in cash or Stock either from time to time prior to, or at the time of the delivery of, such Stock, or upon expiration of the Stock Option if it shall not have been fully exercised; or

(b) converted into contingently credited shares of Stock (with respect to which dividend equivalents may accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee. Such Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.6.

7.5 The Committee, in its sole discretion, may authorize payment of interest equivalents on dividend equivalents which are payable in cash at a future time.

7.6 In the event of death or Disability, the Committee, with the consent of the Participant or his legal representative, may authorize payment, in cash or in Stock, or partly in cash and partly in Stock, as the Committee may direct, of an amount equal to the difference at the time between the Fair Market Value of the Stock subject to a Stock Option and the exercise price of the Option in consideration of the surrender of the Stock Option.

7.7 If a Participant is required to pay to the Company an amount with respect to income and employment tax withholding obligations in connection with exercise of a Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, the Committee, in its discretion and subject to such rules as it may adopt, may permit the Participant to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Stock subject to the Nonqualified Stock Option and/or with respect to certain dispositions of Stock acquired upon the exercise of an Incentive Stock Option, be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction.

7.8 The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned upon the granting to the Participant of a new Stock Option for the same or a different number of shares of Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. Upon surrender, the Stock Options surrendered shall be canceled and the shares of Stock previously subject to them shall be available for the grant of Awards under the Plan.

ARTICLE VIII

RESTRICTED STOCK

8.1 Restricted Stock Awards may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Restricted Stock may be made either alone, in addition to or in conjunction with other Awards granted under the Plan and/or cash payments made outside of the Plan.

8.2 With respect to Awards of Restricted Stock, the Committee shall:

(a) determine the purchase price, if any, to be paid for such Restricted Stock, which may be equal to or less than par value and may be zero, subject to such minimum consideration as may be required by applicable law;

(b) determine the length of the Restriction Period;

(c) determine any restrictions applicable to the Restricted Stock such as service or performance, other than those set forth in this Article VIII;

(d) determine if the restrictions shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period; and

(e) determine if dividends and other distributions on the Restricted Stock are to be paid currently to the Participant or withheld by the Company for the account of the Participant.

8.3 Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter periods as the Committee may specify at grant) after the date of the Award of Restricted Stock, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required.

The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless such recipient has executed a Restricted Stock Award Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

8.4 Except when the Committee determines otherwise, or as otherwise provided in the Restricted Stock Award Agreement, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and shall be reacquired by the Company.

8.5 Except as otherwise provided in this Article VIII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

8.6 To the extent not otherwise provided in a Restricted Stock Award Agreement, in cases of death, Disability or Retirement or in cases of special circumstances, the Committee, if it finds that a waiver would be appropriate, may elect to waive any or all remaining restrictions with respect to such Participant's Restricted Stock.

8.7 In the event of hardship or other special circumstances of a Participant whose employment with the Company is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant's Restricted Stock, based on such factors and criteria as the Committee may deem appropriate.

8.8 The certificates representing shares of Restricted Stock may either:

(a) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock; and/or

(b) be issued to the Participant and registered in the name of the Participant, and shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders.

8.9 Except as provided in this Article VIII, a Participant receiving a Restricted Stock Award shall have, with respect to the shares of Restricted Stock covered by any Award, all of the rights of a shareholder of the Company, including the right to vote the shares to the extent, if any, such shares possess voting rights, and the right to receive any dividends; provided, however, the Committee may require that any dividends on such shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be withheld by the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

8.10 If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

8.11 In order to better ensure that Award grants actually reflect the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE IX

DEFERRED STOCK

9.1 Shares of Deferred Stock (together with cash dividend equivalents, if so determined by the Committee) may be issued either alone or in addition to other Awards granted under the Plan in the discretion of the Committee. The Committee shall determine the individuals to whom, and the time or times at which, such Awards will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of a Deferred Stock Award, the time or times within which such Awards may be subject to forfeiture, and all other conditions of the Awards. The Committee may condition Awards of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee may determine.

9.2 Deferred Stock Awards shall be subject to the following terms and conditions:

(a) Subject to the provisions of this Plan and the applicable Deferred Stock Award Agreement, Deferred Stock Awards may not be sold, transferred, pledged, assigned or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period defined in Section 9.3), share certificates shall be delivered to the Participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock Award. Notwithstanding the foregoing, based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee, at or after the date of the grant, may accelerate the vesting of all or any part of any Deferred Stock Award and/or waive the deferral limitations for all or any part of such Deferred Stock Award.

(b) Unless otherwise determined by the Committee, amounts equal to any dividends that would have been payable during the Deferral Period with respect to the number of shares of Stock covered by a Deferred Stock Award if such shares of Stock had been outstanding shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral limitations as the underlying Deferred Stock Award.

(c) Except to the extent otherwise provided in this Plan or in the applicable Deferred Stock Award Agreement, upon Termination of Employment during the Deferral Period for a given Award, the Deferred Stock covered by such Award shall be forfeited by the Participant; provided, however, the Committee may provide for accelerated vesting in the event of Termination of Employment due to death, Disability or Retirement, or in the event of hardship or other special circumstances as the Committee deems appropriate.

(d) The Committee may require that a designated percentage of the total Fair Market Value of the shares of Deferred Stock held by one or more Participants be paid in the form of cash in lieu of the issuance of Stock and that such cash payment be applied to the satisfaction of the federal and state income and employment tax withholding obligations that arise at the time the Deferred Stock becomes free of all restrictions. The designated percentage shall be equal to the income and employment tax withholding rate in effect at the time under federal and applicable state laws.

(e) The Committee may provide one or more Participants subject to the mandatory cash payment with an election to receive an additional percentage of the total value of the Deferred Stock in the form of a cash payment in lieu of the issuance of Deferred Stock. The additional percentage shall not exceed the difference between fifty percent (50%) and the designated percentage cash payment.

(f) The Committee may impose such further terms and conditions on partial cash payments with respect to Deferred Stock as it deems appropriate.

9.3 A Participant may elect to further defer receipt of Deferred Stock for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must generally be made at least twelve (12) months prior to completion of the Deferral Period for the Deferred Stock Award in question (or for the applicable installment of such an Award).

9.4 Each Award shall be confirmed by, and subject to the terms of, a Deferred Stock Award Agreement.

9.5 In order to better ensure that the Award actually reflects the performance of the Company and the service of the Participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

ARTICLE X

STOCK AWARDS

10.1 A Stock Award shall be granted only in payment of compensation that has been earned or as compensation to be earned, including, without limitation, compensation awarded concurrently with or prior to the grant of the Stock Award.

10.2 For the purposes of this Plan, in determining the value of a Stock Award, all shares of Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Stock on the date such Stock Award is granted, regardless of whether or when such shares of Stock are issued or transferred to the Participant and whether or not such shares of Stock are subject to restrictions which affect their value.

10.3 Shares of Stock subject to a Stock Award may be issued or transferred to the Participant at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine. If any such issuance or transfer shall not be made to the Participant at the time the Stock Award is granted, the Committee may provide for payment to such Participant, either in cash or shares of Stock, from time to time or at the time or times such shares of Stock shall be issued or transferred to such Participant, of amounts not exceeding the dividends which would have been payable to such Participant in respect of such shares of Stock (as adjusted under Section 3.11) if such shares of Stock had been issued or transferred to such Participant at the time such Stock Award was granted. Any issuance payable in shares of Stock under the terms of a Stock Award, at the discretion of the Committee, may be paid in cash on each date on which delivery of shares of Stock would otherwise have been made, in an amount equal to the Fair Market Value on such date of the shares of Stock which would otherwise have been delivered.

10.4 A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on the sale or other disposition of the Stock Award or of the shares of Stock issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the Participant, with respect to such shares of Stock, shall be and become a shareholder of the Company fully entitled to receive dividends, to vote to the extent, if any, such shares possess voting rights and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. Each Stock Award shall be evidenced by a written Award Agreement in such form as the Committee shall determine.

ARTICLE XI

PERFORMANCE SHARES

11.1 Awards of Performance Shares may be made to certain Participants as an incentive for the performance of future services that will contribute materially to the successful operation of the Company. Awards of Performance Shares may be made either alone, in addition to or in tandem with other Awards granted under the Plan and/or cash payments made outside of the Plan.

11.2 With respect to Awards of Performance Shares, which may be issued for no consideration or such minimum consideration as is required by applicable law, the Committee shall:

(a) determine and designate from time to time those Participants to whom Awards of Performance Shares are to be made;

(b) determine the performance period (the "Performance Period") and/or performance objectives (the "Performance Objectives") applicable to such Awards;

(c) determine the form of settlement of a Performance Share; and

(d) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value, determined as set forth in Section 2.15.

11.3 Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

11.4 The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Participant to Participant and between Awards and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including for example, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

11.5 The Committee shall determine for each Participant the number of Performance Shares which shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part.

11.6 If a Participant terminates service with the Company during a Performance Period because of death, Disability, Retirement or under other circumstances in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Participant terminates service with the Company during a Performance Period for any other reason, then such Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

11.7 Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash as the Committee shall determine, with payment to be made as soon as practicable after the end of the relevant Performance Period.

11.8 The Committee shall have the authority to approve requests by Participants to defer payment of Performance Shares on terms and conditions approved by the Committee and set forth in a written Award Agreement between the Participant and the Company entered into in advance of the time of receipt or constructive receipt of payment by the Participant.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.1 Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and Stock awards or options valued by reference to book value or performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Rights, Restricted Stock, Deferred Stock or Stock Awards granted under the Plan and/or cash awards made outside of the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Participants to whom and the time or times at which such Awards shall be made, the number of shares of Stock subject to such Awards, and all other conditions of the Awards. The Committee also may provide for the grant of shares of Stock upon the completion of a specified Performance Period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

12.2 Other Stock-Based Awards made pursuant to this Article XII shall be subject to the following terms and conditions:

(a) Subject to the provisions of this Plan and the Award Agreement, shares of Stock subject to Awards made under this Article XII may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Subject to the provisions of this Plan and the Award Agreement and unless otherwise determined by the Committee at the time of the Award, the recipient of an Award under this Article XII shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(c) Any Award under this Article XII and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Upon the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an Award under this Article XII.

(e) Each Award under this Article XII shall be confirmed by, and subject to the terms of, an Award Agreement.

(f) Stock (including securities convertible into Stock) issued on a bonus basis under this Article XII may be issued for no cash consideration.

12.3 Other Stock-Based Awards may include a phantom stock Award, which is subject to the following terms and conditions:

(a) The Committee shall select the Eligible Participants who may receive phantom stock Awards. The Eligible Participant shall be awarded a phantom stock unit, which shall be the equivalent to a share of Stock.

(b) Under an Award of phantom stock, payment shall be made on the dates or dates as specified by the Committee or as stated in the Award Agreement and phantom stock Awards may be settled in cash, Stock, or some combination thereof.

(c) The Committee shall determine such other terms and conditions of each Award as it deems necessary in its sole discretion.

ARTICLE XIII

ACCELERATION EVENTS

13.1 For the purposes of the Plan, an Acceleration Event shall occur in the event of a "Change in Control".

13.2 A "Change in Control" shall be deemed to have occurred if:

(a) Any "Person" as defined in Section 3(a)(9) of the Act, including a "group" (as that term is used in Sections 13(d)(3) and 14(d)(2) of the Act), but excluding the Company and any employee benefit plan sponsored or maintained by the Company and (including any trustee of such plan acting as trustee) who:

(i) makes a tender or exchange offer for any shares of the Company's Stock (as defined below) pursuant to which any shares of the Company's Stock are purchased (an "Offer"); or

(ii) together with its "affiliates" and "associates" (as those terms are defined in Rule 12b-2 under the Act) becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Company's Stock (an "Acquisition");

(b) The shareholders of the Company approve a definitive agreement or plan (i) to merge or consolidate the Company with or into another Company and (x) the Company shall not be the surviving corporation or (y) the Company shall be the surviving corporation and in connection therewith, all or part of the outstanding stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (ii) to sell or otherwise dispose of 50% or more of its assets, or (iii) to liquidate the Company;

(c) The Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person; or

(d) When, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the individuals who, prior to such transaction, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof.

13.3 Upon the occurrence of an Acceleration Event, the Committee may, in its discretion, declare that all then outstanding Performance Shares with respect to which the applicable Performance Period has not been completed shall be paid as soon as practicable as follows:

(a) all Performance Objectives applicable to the Award of Performance Shares shall be deemed to have been satisfied to the extent necessary to result in payment of one hundred percent (100%) of the Performance Shares covered by the Award; and

(b) the applicable Performance Period shall be deemed to have ended on the date of the Acceleration Event;

(c) the payment to the Participant shall be the amount determined either by the Committee, in its sole discretion, or in the manner stated in the Award Agreement. This amount shall then be multiplied by a fraction, the numerator of which is the number of full calendar months of the applicable Performance Period that have elapsed prior to the date of the Acceleration Event, and the denominator of which is the total number of months in the original Performance Period; and

(d) upon the making of any such payment, the Award Agreement as to which it relates shall be deemed canceled and of no further force and effect.

13.4 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare that 50% of all then outstanding Stock Options not previously exercisable and vested as immediately exercisable and fully vested, in whole or in part. Notwithstanding the foregoing sentence, the percentage of outstanding Stock Options which may become immediately exercisable and fully vested upon the Acceleration Event may, in the Committee’s discretion, be higher or lower than 50%.

13.5 Upon the occurrence of an Acceleration Event, the Committee, in its discretion, may declare the restrictions applicable to Awards of Restricted Stock, Deferred Stock or Other Stock- Based Awards to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the certificates for such shares of Stock, and deliver such certificates to the Participants in whose names they are registered.

13.6 The value of all outstanding Stock Option, Stock Rights, Restricted Stock, Deferred Stock, Performance Shares, Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price," as defined in Section 13.7 as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

13.7 For purposes of Section 13.7, "Change in Control Price" means the highest price per share of Stock paid in any sale reported on a national exchange or quoted on Nasdaq or the Bulletin Board, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights (or Limited Stock Appreciation Rights) relating to such Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights).

ARTICLE XIV

AMENDMENT AND TERMINATION

14.1 The Board, upon recommendation of the Committee, or otherwise, at any time and from time to time, may amend or terminate the Plan as may be necessary or desirable to implement or discontinue this Plan or any provision thereof. No amendment, without approval by the Company's shareholders, shall:

(a) alter the group of persons eligible to participate in the Plan;

(b) except as provided in Sections 3.6 and 3.11, increase the maximum number of shares of Stock or Stock Options or Stock Rights which are available for Awards under the Plan or increase the maximum number of shares with respect to which Stock Options or Stock Rights may be granted to any employee under the Plan;

(c) extend the period during which Incentive Stock Option Awards may be granted beyond November 5, 2014

(d) limit or restrict the powers of the Board and the Committee with respect to the administration of this Plan; or

(e) change any of the provisions of this Article XIV.

14.2 No amendment to or discontinuance of this Plan or any provision thereof by the Board or the shareholders of the Company shall, without the written consent of the Participant, adversely affect, as shall be determined by the Committee, any Award theretofore granted to such Participant under this Plan; provided, however, the Committee retains the right and power to:

(a) annul any Award if the Participant competes against the Company or any Subsidiary or is terminated for cause as determined by the Committee;

(b) provide for the forfeiture of shares of Stock or other gain under an Award as determined by the Committee for competing against the Company or any Subsidiary; and

(c) convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

14.3 If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award as provided in Article XIII.

ARTICLE XV

MISCELLANEOUS PROVISIONS

15.1 Nothing in the Plan or any Award granted hereunder shall confer upon any Participant any right to continue in the employ of the Company (or to serve as a director thereof) or interfere in any way with the right of the Company to terminate his or her employment at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or its Subsidiaries for the benefit of its employees unless the Company shall determine otherwise. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VIII with respect to Restricted Stock and except as otherwise provided by the Committee.

15.2 The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or any Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Option or the exercise thereof, any Stock Right or the exercise thereof, or in connection with any other type of equity- based compensation provided hereunder or the exercise thereof, including, but not limited to, the withholding of payment of all or any portion of such Award or another Award under this Plan until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or canceling any portion of such Award or another Award under this Plan in an amount sufficient to reimburse itself for the amount it is required to so withhold, or selling any property contingently credited by the Company for the purpose of paying such Award or another Award under this Plan, in order to withhold or reimburse itself for the amount it is required to so withhold.

15.3 The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16(b) of the Act.

15.4 The terms of the Plan shall be binding upon the Company, its Subsidiaries, and their successors and assigns.

15.5 Neither a Stock Option, Stock Right, nor any other type of equity-based compensation provided for hereunder, shall be transferable except as provided for herein. If any Participant makes such a transfer in violation hereof, any obligation of the Company shall forthwith terminate.

15.6 This Plan and all actions taken hereunder shall be governed by the laws of the State of Florida, except to the extent preempted by ERISA.

15.7 The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares of Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

15.8 Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code, or any similar provision thereof.

15.9 If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

METROPOLITAN HEALTH NETWORKS, INC.

By:
Authorized Officer

ATTEST:

(Corporate Seal)

 Secretary